SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)        May 3, 2000

                              Datapoint Corporation
             (Exact name of registrant as specified in its charter)

     Delaware                       001-07636                     74-1605174
(State or other jurisdiction   (Commission File Number)         (IRS Employer
of incorporation)                                           Identification No.)

                      7 rue d'Anjou 75008, Paris, France;
                     8410 Datapoint Drive, San Antonio, TX 78229-8500
                    (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code  331-4007-3737; 210-593-7000

                     4 rue d'Aguesseau 75008, Paris, France
   (Former name or former address, if changed since last report)

  Item 3.         Bankruptcy or Receivership

                  On May 3, 2000, Datapoint Corporation (the "Company") filed a petition for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. The Company has also entered into a non-binding agreement in principle (the "Term Sheet") with an ad hoc committee formed by holders of a significant portion of its outstanding 8 7/8% debentures due June 1, 2006, with respect to a consensual restructuring of the Company's debt and equity. The provisions of the Term Sheet, which could develop into the basis for a plan of reorganization in the bankruptcy, provides for the allocation of the proceeds of the sale of a significant portion of the assets of the Company, as described in Item 5 below, between the Company and its creditors, as well as equity distributions to debentureholders and existing common and preferred shareholders of the Company.

  Item 5.         Other Events

                  On May 3, 2000, the registrant issued a press release, a copy of which is attached as Exhibit 99.2 to this Form 8-K, indicating that it had entered into a stock purchase agreement, a copy of which is attached hereto as
  Exhibit 10 to this Form 8-K, to sell all of the issued and outstanding shares of capital stock of certain of its subsidiaries and substantially all of the assets of the Company (other than its e-commerce initiative via its Corebyte subsidiary as described in the Press Release).

Item 7.           Exhibits
EXHIBIT NO.                                  DESCRIPTION OF EXHIBIT
10                                           Stock Purchase Agreement
99                                           May 3, 2000 Press Release

                                    SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           Datapoint Corporation
                                           (Registrant)
Date:  May 15, 2000

                                           By:  /s/ Phillip P. Krumb
                                                Phillip P. Krumb
                                                Acting Chief Financial Officer

                                  EXHIBIT INDEX


(10)     Stock Purchase Agreement
(99)     May 3, 2000 Press Release

                      Exhibit 10 - Stock Purchase Agreement




                            STOCK PURCHASE AGREEMENT


                           Dated as of April 19, 2000


                                  By and Among


                           DATAPOINT NEWCO 1 LIMITED,


                            THE SELLERS NAMED HEREIN


                                       and


                              DATAPOINT CORPORATION



===============================================================================

         THIS STOCK PURCHASE AGREEMENT is dated as of the 19th day of April, 2000, by and among (i) DATAPOINT NEWCO 1 LIMITED, a limited company organized under the laws of England and Wales (the "Buyer"), (ii) the entities listed on Schedule A attached hereto (collectively, the "Sellers" and individually, a "Seller," which terms shall be qualified as provided in Section 14(c) hereof), and (iii) DATAPOINT CORPORATION, a Delaware corporation and the direct or indirect corporate parent of all of the Sellers (the "Parent"). The definitions of certain capitalized terms are set forth in Section 14(a) hereof.

         WHEREAS, the Sellers, or nominees of the Sellers, are collectively the owners of all of the issued and outstanding shares of the capital stock (the "Shares") of each of the entities listed on Schedule B attached hereto (together with their respective Subsidiaries, the "Companies" (which term shall be qualified as provided in Section 14(d) hereof), and together with such Subsidiaries, the Parent and the Sellers, the "Datapoint Entities")(which term shall be qualified as provided in Section 14(d) hereof), with each Seller, or, in the case of a Company that is a Subsidiary of another Company, such other Company, owning such percentage of the Companies as more particularly set forth on Schedule C hereto; and

         WHEREAS, the Buyer desires to purchase all of the Shares from the Sellers, and the Sellers desire to sell all of the Shares to the Buyer on the terms and conditions set forth herein; and

         WHEREAS, the Buyer desires to purchase all of the assets set forth on Exhibit A attached hereto (collectively, the "Acquired Assets") from the Parent, and the Parent desires to sell all of the Acquired Assets to the Buyer on the terms and conditions set forth herein; and

         WHEREAS, the Parent intends to commence reorganization proceedings (the "Chapter 11 Case") under Chapter 11 of the Bankruptcy Code in order to, among other things, effect the transactions contemplated by this Agreement;

         WHEREAS, the Buyer, the Parent and the Sellers have agreed to certain other matters ancillary to the foregoing, all on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the Buyer, the Sellers and the Parent agree as follows:

         1.       PURCHASE AND SALE.

         1.1. Purchase and Sale. Subject to the terms and conditions set forth in this Agreement, at the Closing (as defined in Section 3 hereof), the Sellers, jointly and severally, agree to sell to the Buyer, and the Buyer agrees to purchase from each Seller, such Shares as are set forth opposite the name of each Seller on Schedule C hereto, and the Parent agrees to sell to the Buyer, and the Buyer agrees to purchase from the Seller, the Acquired Assets, all in exchange for the purchase price therefor as provided in Section 1.2 hereof.

         1.2.  Purchase Price.
               --------------

                  (a) The Buyer shall pay to the Sellers and the Parent, as the aggregate purchase price for the Shares and the Acquired Assets, $49,500,000. The amount paid pursuant to this Section 1.2(a) as adjusted pursuant to Section
1.3 is referred to herein as the "Purchase Price".

                  (b) The Purchase Price, less the amounts deposited into the accounts described in Section 1.2(c) and 12.1(c), will be paid by wire transfer of immediately available funds into the accounts specified by Parent in writing to the Buyer, such writing to be delivered not less than five Business Days prior to the Closing Date.

                  (c) At the Closing, Buyer shall deposit $2,000,000 of the Purchase Price into the Purchase Price Adjustment Escrow Account and $4,000,000 of the Purchase Price into the UK Pension Fund Escrow Account.

                  1.3.  Adjustment to Purchase Price.
                        ----------------------------

                  (a) As soon as practicable following the Closing Date (but not later than 30 days after the Closing Date), the Buyer shall prepare and deliver to the Parent an unaudited combined balance sheet of the Companies as at the Closing Date (the "Closing Balance Sheet"). The Closing Balance Sheet shall be prepared so as to present fairly in all material respects the financial position of the Companies at such date and shall be prepared on a pro forma combined basis in accordance with United States generally accepted accounting principles consistently applied, adjusted using the procedures used in preparing the pro forma combined balance sheet attached hereto as Exhibit B (the "Pro Forma Balance Sheet").

                  (b) If the amount of total liabilities exceeds the amount of total assets on the Closing Balance Sheet by more than $10,000,000, the Purchase Price shall be reduced by the amount of such excess, and the Buyer shall be entitled to repayment of such excess amount out of the Purchase Price Adjustment Escrow Account and, to the extent that such amount exceeds the amount then on deposit in the Purchase Price Adjustment Escrow Account, the Parent and the Sellers, jointly and severally, agree to pay any such deficiency. Any amounts payable pursuant to this Section 1.3(b) shall be paid within 2 Business Days after the Closing Balance Sheet is deemed final and conclusive pursuant to
Section 1.4, by wire transfer in immediately available funds to an account designated by the Buyer.

                  1.4.  Dispute and Resolution.
                        ----------------------

                   (a) In the event the Parent does not agree with the Closing Balance Sheet as prepared by the Buyer, the Parent shall so inform the Buyer in writing within 30 days of the Parent's receipt thereof, such writing to set forth the objections of the Parent in reasonable detail. If the Parent and the Buyer cannot reach agreement as to any disputed matter relating to the Closing Balance Sheet within 15 days of the Buyer's receipt of such objection, they shall forthwith refer the dispute to PricewaterhouseCoopers LLP or such other accounting firm of internationally recognized reputation as the Parent and the Buyer may select (the "Arbitrator") for resolution, with the understanding that such firm shall resolve all disputed items within 20 days after such disputed items are referred to it. Each of the Parent and the Buyer shall bear one-half of the costs of the Arbitrator. The decision of the Arbitrator with respect to all disputed matters relating to the Closing Balance Sheet shall be deemed final and conclusive and shall be binding upon the Buyer and the Parent. If the Parent does not object to the Closing Balance Sheet as prepared by the Buyer within the 30-day period referred to above, the Closing Balance Sheet as so prepared shall be deemed final and conclusive and binding upon the Buyer and the Parent.

                  (b) Until the Closing Balance Sheet is deemed final and conclusive pursuant to Section 1.4(a), the Buyer shall provide the Parent and its representatives reasonable access to the books, records, facilities and employees of the Companies and shall cooperate fully with the Parent in connection with its review of the Closing Balance Sheet.

         1.5.  Allocations.
               -----------

                  (a) The Purchase Price shall be allocated among the Shares relating to the Companies and the Acquired Assets in the manner to be agreed upon by the parties on or prior to the Closing Date.

                  (b) The Purchase Price shall be allocated among, and distributed to, the Sellers and the Parent pro rata in accordance with the percentages to be agreed upon by the parties on or prior to the Closing Date, with such information to be filled in on Schedule C attached hereto.

         2.       LICENSING AND OTHER MATTERS.

         2.1.  Datapoint Name.
               --------------

                  (a) On the Closing Date, each of the Parent and any other entity which is a direct or indirect Subsidiary of the Parent (other than the Companies) and which has included in its corporate or trade name the name "Datapoint" or any derivative or variation thereof, shall (i) have delivered to the Buyer an executed Certificate of Amendment or other amending document to its respective Certificate of Incorporation or other charter or constitutional documents in form and substance satisfactory to the parties (collectively, the "Name Change Certificates"), suitable for filing with the Office of the Secretary of State of the State of Delaware or the particular governmental office located in the country or jurisdiction of organization of any such other entity, as the case may be, effecting a change of its respective corporate name to a new name not including the name "Datapoint" or any derivative or variation thereof, and (ii) have executed and delivered to the Buyer an Assignment in form and substance satisfactory to the parties (the "Name Assignment") pursuant to which the Parent and each such other entity shall transfer and assign all of their respective right, title and interest in and to the name, trademark and servicemark "Datapoint" to the Buyer, together with all goodwill symbolized by said name and mark.

                  (b) Except as provided in Section 2.1(c), from and after the Closing Date, Parent agrees that it will not, and will cause each of its Subsidiaries (other than the Companies) not to, use the "Datapoint" name or any derivative thereof for any purpose whatsoever.

                  (c) On the Closing Date, the Buyer shall grant to the Parent and any other entity which has executed a Name Assignment, a limited license in form and substance satisfactory to the parties (the "Datapoint License") for the "Datapoint" name to permit the Parent and each such other entity to utilize the "Datapoint" name on existing stationery, inventory and marketing and promotional materials for the limited purpose of enabling the Parent and each such other entity to dispose of existing stationery, inventory and marketing and promotional materials which utilize such trademark, as more particularly provided in the Datapoint License.

         2.2. Acquired Assets. On the Closing Date, the Parent shall transfer ownership of the Acquired Assets to the Buyer. Other than the Shares and the Acquired Assets, the Parent and the Sellers are transferring no other rights or assets to the Buyer (collectively, the "Excluded Assets"), and the Buyer is assuming no liabilities of the Parent or the Sellers (the "Excluded
Liabilities"). Without in any way limiting the foregoing, the Buyer is specifically not acquiring, or assuming any liability for, (i) any U.S Employee Benefit Plans of any Datapoint Entity or for compliance with COBRA (as defined in Section 4.18(b)) with respect to any employee of the Parent, any Seller or any of their Affiliates or any other "qualified beneficiary" (within the meaning of COBRA) with respect to any such employee who has a "qualifying event" (within the meaning of COBRA) on or before the Closing Date or by reason of the transactions contemplated by this Agreement or (ii) any Foreign Employee Benefit Plans of the Parent or any Seller.

         2.3. Outstanding Ancillary Issues. The parties shall negotiate in good faith with respect to and shall enter into such agreements or execute such documents or other instruments as may be necessary or advisable to implement the matters described on Exhibit C attached hereto.

         3.       CLOSING.

         3.1. Time and Place. The closing of the purchase and sale of the Shares and the Acquired Assets (the "Closing") shall be held at the offices of White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036 at 10:00 a.m. on a mutually acceptable date not more than five days after all of the conditions in Articles 7 and 8 have been satisfied or waived but not later than September 30, 2000 (the "Outside Closing Date"), or at such other time and place as the Buyer and the Parent may agree. The date on which the Closing is actually held hereunder is sometimes referred to herein as the "Closing Date."

     3.2. Transactions at Closing. At the Closing, in addition to any other instruments or documents referred to herein:

                  (a) The Sellers shall deliver, or cause to be delivered, to the Buyer, or, to the extent requested by the Buyer in writing, one or more nominees of the Buyer, free and clear of any lien, claim or encumbrance, the Shares and the Acquired Assets.

                  (b) The Parent and its appropriate Affiliates shall execute and deliver to the Buyer such bills of sale, stock powers endorsed in blank, or other instruments of transfer and assignment as the Buyer may reasonably request in order to transfer to the Buyer the Shares and the Acquired Assets.

     (c) The Buyer shall make the payments contemplated by Section 1.2 hereof.

                  (d) Each of the parties hereto shall execute and deliver each of the agreements and documents required to be executed and delivered by such party pursuant to Sections 7 and 8 hereof.

         4. REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE SELLERS . The Parent and the Sellers, jointly and severally, represent and warrant to the Buyer as follows (it being understood that the information set forth in the Disclosure Schedule (as defined below) is as of March 31, 2000):

         4.1. Organization of Companies; Authority. The Parent, each Seller and each Company is a corporation duly organized, validly existing and in corporate good standing (if applicable) under the laws of its respective country of organization as set forth in Section 4.1 of the disclosure schedule attached hereto (the "Disclosure Schedule"). Each Company is duly qualified and in good standing as a foreign corporation in all jurisdictions in which the character of the properties owned or leased or the nature of the activities conducted, or in the case of Datapoint Germany II GmbH, to be conducted, by it makes such qualification necessary, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. Each Company has all requisite power and authority to own or lease and operate its properties and to carry on its business as such business is now conducted, or in the case of Datapoint Germany II GmbH, to be conducted. The information filed on all applicable public registers in respect of the Companies is true and complete in all material respects. The statutory registers of each of the Companies have at all times been kept up to date and contain all information required by applicable law.

         4.2. Corporate Approval; Binding Effect. The Parent and each Seller has obtained all necessary authorizations and approvals from its respective Board of Directors or other governing body required for the execution and delivery of the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby. Subject to obtaining the Approval Order or other governmental approvals set forth in Section 4.2 of the Disclosure Schedule ("Governmental Approvals"), each of the Transaction Documents to which each Seller and the Parent is a party has been or will be duly executed and delivered by each Seller and the Parent and constitutes or will constitute when executed and delivered the legal, valid and binding obligation of such Seller and the Parent, enforceable against them in accordance with its terms.

         4.3. Subsidiaries. Except as set forth in Section 4.3 of the Disclosure Schedule, no Company has any Subsidiaries, owns or holds legally and/or beneficially any shares or other securities of any class in the capital of any corporations, or owns any legal and/or beneficial interests in any partnerships, limited liability companies, business trusts or joint ventures or in any other unincorporated trade or business enterprises.

         4.4. Capitalization. The authorized and/or registered share capital, as applicable, of each Company, and the issued and outstanding shares of each Company, are set forth in Section 4.4 of the Disclosure Schedule. All of the Shares are owned legally and beneficially by the Sellers as set forth opposite the names of such Sellers on Schedule C attached hereto, and all such Shares are validly issued and outstanding, fully paid and non-assessable. There are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange plans or other agreements of any character providing for the issuance, purchase or sale of any shares of capital stock or other securities of any Company. The nominal capital of Datapoint Germany II GmbH has been fully paid and has not been repaid.

         4.5. Title to Stock and Acquired Assets, Liens, etc. (a) Each Seller has, individually or though one or more nominees, and as of the consummation of the Closing the Buyer or its nominees, as applicable, will have, full and sole legal and beneficial ownership of all of the Shares set forth opposite the name of such Seller on Schedule C hereto, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, restricting title retention agreement, option, equity or other adverse claim thereto.

         (b) The Parent has, and at the consummation of the Closing, the Buyer will have, full and sole legal and beneficial ownership of all of the Acquired Assets, in each case free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, restricting title retention agreement, option, equity or other adverse claim thereto.

         4.6. Non-Contravention. Subject to obtaining the Approval Order and any Governmental Approvals, the execution and delivery by the Parent and each Seller of the Transaction Documents to which each is a party and the consummation by the Parent and each Seller of the transactions contemplated thereby, including those described in Exhibits C and D, (i) will not violate any provision of the Articles of Incorporation or By-Laws or other organizational documents of any Datapoint Entity, (ii) will not violate any statute, rule, regulation, order or decree of any public body or authority by which any Datapoint Entity is bound or which is binding upon any of their respective properties or assets and (iii) will not result in a violation or breach of, or constitute a default under, any license, franchise, permit, indenture, agreement or other instrument to which any Datapoint Entity is a party, or by which any Datapoint Entity or any of their respective assets or properties is bound, excluding from the foregoing clauses (ii) and (iii) violations, breaches or defaults which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         4.7.  Governmental Consents; Transferability of Licenses, Etc.
               -------------------------------------------------------

         (a) Except as set forth on Section 4.2 of the Disclosure Schedule, no consent, approval or authorization of, or registration, qualification or filing with, any governmental agency or authority, is required for the execution and delivery by each Seller and the Parent of the Transaction Documents to which each is a party or for the consummation by each Seller and the Parent of the transactions contemplated thereby (including those described on Exhibits C and D attached hereto).

         (b) Each Company has and maintains, and Section 4.7 of the Disclosure Schedule lists as to each Company, all licenses, permits and other authorizations from all governmental authorities as are, individually or in the aggregate, material to the conduct by each Company of its respective business, including the business to be conducted by Datapoint Germany II GmbH. Except as expressly designated in Section 4.7 of the Disclosure Schedule, all such licenses, permits and authorizations will remain in full force and effect immediately following the consummation of the transactions contemplated hereby.

         4.8. Financial Statements. (a) The Parent has delivered the following financial statements (the "Financial Statements") to the Buyer, and there are included in Section 4.8 of the Disclosure Schedule: the separately unaudited balance sheet of each Company as of January 31, 2000 (the "Balance Sheet Date"), and the related statements of income and retained earnings of each Company for the period then ended; provided, that (i) with respect to the Financial
Statements relating to Datapoint Nederland B.V., such statements are consolidated with its corporate parent, Datapoint Beheer B.V., and (ii) with respect to the Financial Statements relating to Datapoint U.K. Ltd., such statements are consolidated with its corporate parent Datapoint Holdings, Ltd. Each of the Financial Statements has been prepared in accordance with United States generally accepted accounting principles applied on a basis consistent with historical practice (subject to the absence of footnotes); each of such balance sheets fairly presents the financial condition of each Company as of the Balance Sheet Date and, except as indicated therein, reflects all claims against, and all debts and liabilities of, each Company, whether fixed or contingent; and such statements of income and retained earnings fairly present the results of operations for the periods covered thereby. Since the Balance Sheet Date, no event has occurred that could reasonably be expected to have a Material Adverse Effect, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, act of God, public force or otherwise; and, to the knowledge of each Datapoint Entity, no fact or condition exists or is contemplated or threatened which could reasonably be expected to have a Material Adverse Effect.

         (b) The Pro Forma Balance Sheet was derived from the Financial Statements, was prepared in accordance with United States generally accepted accounting principles applied on a basis consistent with historical practice (subject to the absence of footnotes), and presents fairly the net liabilities of the Companies.

         4.9. Indebtedness. The Indebtedness of each Company (after elimination of Intercompany Accounts but including any Indebtedness to be assumed by Datapoint Germany II GmbH) is as described in Section 4.9 of the Disclosure Schedule and collectively the Companies' Indebtedness (after elimination of Intercompany Accounts but including any Indebtedness to be assumed by Datapoint Germany II GmbH) outstanding as of the date hereof does not exceed $10.0 million. Except as disclosed in Section 4.9 of the Disclosure Schedule, no Company is in default with respect to any outstanding Indebtedness or any instrument relating thereto. Complete and correct copies of all instruments (including all amendments, supplements, waivers and consents) relating to any Indebtedness of each Company have been furnished to the Buyer. No Seller (other than Datapoint Corporation) has any Indebtedness or any other liabilities, contingent or otherwise, in excess of $50,000 individually and $250,000 in the aggregate for all of the Sellers.

         4.10. Litigation, Etc. Except as set forth in Section 4.10 of the Disclosure Schedule, no action, suit, proceeding or investigation is pending or, to the knowledge of each Datapoint Entity threatened, relating to or affecting the business, assets, rights or financial condition of any Company, or which questions the validity of the Transaction Documents or challenges any of the transactions contemplated hereby or thereby, nor is there any basis for any such action, suit, proceeding or investigation.

         4.11. Conformity to Law. Except as set forth in Section 4.11 of the Disclosure Schedule, each Company has complied in all respects with, and is in compliance in all respects with, all foreign, federal, state and local laws, statutes, governmental regulations and all judicial or administrative tribunal orders, judgments, writs, injunctions, decrees or similar commands applicable to its business (including, without limitation, any labor, occupational health, zoning or other law, regulation or ordinance but excluding environmental laws which are covered in Section 4.13 hereof), except to the extent that any failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in Section 4.11 of the Disclosure Schedule, no Company has committed, been charged with, or been under investigation with respect to, nor does there exist, any violation of any provision of any foreign, federal, state or local law or administrative regulation in respect of such Company or its respective business, assets or operations.

         4.12. Title to Assets. (a) Except as set forth in Section 4.12(a) of the Disclosure Schedule and except for liens for Taxes that are not yet due and payable or delinquent, each Company is the lawful owner of and has good and valid record and marketable title to all of its respective properties and assets, including, without limitation, all those reflected on the balance sheets contained in the Financial Statements of such Company (other than any such properties or assets sold in the ordinary course of such Company's business after the dates of such balance sheets), free and clear of any security interests, liens, claims, charges, options, mortgages, debts, leases (or subleases), conditional sales agreements, title retention agreements, encumbrances of any kind, material defects as to title or restrictions against the transfer or assignment thereof. All such properties and assets are in good condition and repair (reasonable wear and tear excepted) and are adequate and sufficient to carry on the business of each Company as presently conducted, or, in the case of Datapoint Germany II GmbH, as will be conducted.

         (b) All of the Acquired Assets are in reasonably good condition and repair (reasonable wear and tear excepted).

         4.13.  Real Property and Environmental Matters.
                ---------------------------------------

         (a) Section 4.13(a) of the Disclosure Schedule sets forth complete and accurate legal descriptions of all real property leased or used by each Company (the "Real Property"). No Company owns any real property. The Sellers have delivered to the Buyer a true, correct and complete copy of each lease of Real Property. Each lease set forth in Section 4.13(a) of the Disclosure Schedule (or required to be set forth on Section 4.13(a) of the Disclosure Schedule) is in full force and effect; all rents and additional rents due to date on each such lease have been paid; in each case, the lessee has been in peaceable possession since the commencement of the original term of such lease and is not in default thereunder and no waiver, indulgence or postponement of the lessee's obligations thereunder has been granted by the lessor; and there exists no event of default or event, occurrence, condition or act (including the transactions contemplated hereby) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default under such lease. Other than pursuant to sublease agreements with Datapoint Vastgoed B.V. on the one hand and Antenna Europe B.V. and Contrast B.V. on the other (copies of which have been provided to the Buyer), none of the Real Property is sublet. In respect of all Real Property located in France, the lessee has the right to renew all leases to which it is a party. To the knowledge of each Datapoint Entity, no lessor under any such lease is in breach thereof. The Real Property is in a state of good maintenance and repair and is adequate and suitable for the purposes for which it is presently being, or contemplated to be, used. None of the Parent, the Seller or any Company has received any notice that either the whole or any portion of the Real Property is to be condemned, requisitioned or otherwise taken by any applicable governmental, local or public authority. There are no public improvements which may result in special assessments against or otherwise affect the Real Property. Datapoint Germany I GmbH's leases of Real Property are freely assignable to Datapoint Germany II GmbH.

         (b) Except as set forth on Section 4.13(b) of the Disclosure Schedule no Company has any liability (whether actual, contingent or prospective) or obligation in respect of any real property whether freehold, licensed or occupied under an informal or undocumented arrangement in any part of world (other than the Real Property) including without limitation any liability or obligation to:

     (i) perform covenants (restrictive or positive) or agreements affecting or relating to land;

         (ii) pay rent or rents, service charges, insurance premiums or other monies or observe or perform covenants, obligations or conditions contained in any lease, agreement for lease, license, deed, agreement or other document ancillary or supplemental to a lease whether or not expressed to be so;

         (iii) pay principal, interest or other monies or observe or perform covenants or agreements contained in any mortgage, charge or other document creating a security interest affecting any property to which this warranty applies;

         (iv) make payments under or otherwise observe or perform any guarantee or surety, whether as primary or secondary obligor, or indemnity or otherwise assume any liabilities of any third party by accepting a leasehold or in any other manner.

     (v) make payments under or otherwise observe or perform any agreement for sale, option or right of pre-emption;

         (vi) make payments  under or otherwise  observe or perform any building
contract,   collateral   warranty,   duty  of  care  agreement  or  professional
appointment.

     (c) Except as set forth on Section 4.13(c) of the Disclosure Schedule:

         (i) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from or released on or from any property currently or formerly owned, leased or operated by any Company ("Company Property") or, to the knowledge of each Datapoint Entity, any property adjoining, adjacent to or in the vicinity of any Company Property, except in small quantities necessary for the operation of business and in compliance with Environmental Laws and so as not to give rise to an Environmental Claim;

         (ii) The Companies are in compliance with all Environmental Laws and the requirements of any permits issued under such Environmental Laws with respect to any Company Property;

         (iii) There are no past, pending or, to the knowledge of each Datapoint Entity, threatened Environmental Claims against any Datapoint Entity or any Company Property;

         (iv) There are no facts, circumstances, conditions or occurrences regarding any business or operations of any Company or any real property or facility any time owned, operated or used by any Company (or its predecessor) or its subsidiaries or, to the knowledge of each Datapoint Entity, any property adjoining or in the vicinity of any Company Property, that could reasonably be anticipated (i) to form the basis of an Environmental Claim against any Company, or any Company Property or assets or (ii) to cause such Company Property or assets of any Company to be subject to any restrictions on its ownership, occupancy, use or transferability under any Environmental Law.

         (v) To the knowledge of each Datapoint Entity, there are not now and never have been any underground storage tanks located on any Company Property.

         4.14. Equipment. Section 4.14 of the Disclosure Schedule sets forth a complete and accurate list of all of the fixed assets of each Company other than items having a book or market value individually of less than $1,000 as of March 31, 2000. All such fixed assets are utilized by each Company in the ordinary course of business and are in good condition, ordinary wear and tear excepted.

         4.15. Insurance. Section 4.15 of the Disclosure Schedule lists all policies of fire, liability, workmen's compensation, life, property and casualty and other insurance owned or held by, or which cover, any Company. All such policies of insurance (a) are, to the knowledge of each Datapoint Entity, maintained with financially sound and reputable insurance companies, funds or underwriters and are of the kinds and cover such risks and are in such amounts and with such deductibles and exclusions as are consistent with prudent business practice, (b) are in full force and effect, (c) are sufficient for material compliance by each Company with all requirements of law and all agreements to which each Company is a party, (d) provide that they will remain in full force and effect through the respective dates set forth in Section 4.15 of the Disclosure Schedule, (e) will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement and (f) are not subject to termination at the option of the insurer. No Company is in default with respect to its obligations under any of such insurance policies and has not received any notification of cancellation of any such insurance policies. All of Datapoint Germany I GmbH's insurance policies are freely assignable to Datapoint Germany II GmbH. Since January 1, 1999, there has been no material adverse change in any Datapoint Entity's relationship with its insurers, or in the premiums payable under its policies.

         4.16. Contracts. Section 4.16 of the Disclosure Schedule sets forth a complete and accurate list of all contracts to which each Company is a party or by which each Company is bound or to which each Company is subject, except (a) contracts entered into in the ordinary course of business after the date hereof and prior to the Closing, which will be identified to the Buyer in writing prior to the Closing, (b) non-material contracts terminable by any Company upon thirty
(30) days' notice or less without the payment of any termination fee or penalty, and (c) contracts listed in other Sections of the Disclosure Schedule. As used in this Section 4.16, the word "contract" means and includes every agreement or understanding of any kind, written or oral, which is legally enforceable by or against any Company, and specifically includes (a) contracts and other agreements with any current or former officer, director, employee, consultant or shareholder or any partnership, corporation, joint venture or any other entity in which any such person has an interest; (b) agreements with any labor union or association representing any employee; (c) contracts and other agreements for the provision of services by each Company; (d) bonds or other security agreements provided by any party in connection with the business of each Company; (e) contracts and other agreements for the sale of any of any Company's assets or properties other than in the ordinary course of business or for the grant to any person of any preferential rights to purchase any of the assets or properties of any Company; (f) joint venture agreements relating to the assets, properties or business of each Company or by or to which each Company or any of its assets or properties are bound or subject; (g) contracts or other agreements under which each Company agrees to indemnify any party, to share Tax liability of any party, or to refrain from competing with any party; (h) any contracts or other agreements with regard to Indebtedness; or (i) any other contract or other agreement whether or not made in the ordinary course of business. The Sellers have delivered to the Buyer true, correct and complete copies of all such contracts, together with all modifications and supplements thereto. Each of the contracts listed in Section 4.16 of the Disclosure Schedule or any of the other Sections in the Disclosure Schedule is in full force and effect, no Company is in breach of any of the material provisions of any such contract, nor, to the knowledge of any Datapoint Entity, is any other party to any such contract in default thereunder, nor does any event or condition exist which with notice or the passage of time or both would constitute a default thereunder. Each Company has in all material respects performed all obligations required to be performed by it to date under each such contract. Subject to obtaining any necessary consents by the other party or parties to any such contract (the requirement of any such consent being reflected in Section 4.16 of the Disclosure Schedule), no contract includes any provision the effect of which may be to enlarge or accelerate any obligations of the Buyer after the consummation of the transactions contemplated hereby or give additional rights to any other party thereto or will in any other way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. Except as set forth on
Section 4.16 of the Disclosure Schedule, no Datapoint Entity is subject to, or a party to, any charter, by-law, mortgage, lien, lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which (a) could reasonably be expected to have a Material Adverse Effect, (b) which would prevent consummation of the transactions contemplated by this Agreement, compliance by any Datapoint Entity with the terms, conditions and provisions hereof or the continued operation of any Company's business after the date hereof or the Closing Date on substantially the same basis as heretofore operated, or (c) would restrict the ability of any Company to acquire any property or conduct business in any area.

         4.17. Compensation of and Contracts with Employees. Section 4.17 of the Disclosure Schedule sets forth a complete and accurate list in all material respects of each full-time employee of each Company and the rate, character and amount of the compensation being provided to such employee as of December 31, 1999. Except as listed in Section 4.17 of the Disclosure Schedule, no Company has any employment agreement, written or oral, with any currently active employee, including any agreement to provide any bonus or benefit to any such employee. Except as set forth in Section 4.17 of the Disclosure Schedule, no Company has outstanding loans or advances to employees. Each Company has, in relation to each of its officers and employees (and, so far as relevant, to each of its former officers and employees) complied with all obligations imposed on it by, and all orders and awards made under, all statutes, regulations, codes of conduct and practice, collective agreements and customs and practices relevant to the relations between it and its employees or any trades union, or to the conditions of service of its employees (including any national legislation on working time derived from Council Directive 93/104/EC). In the 12 months preceding the date of this Agreement, no Company has been a party to a transfer (within the meaning of Council Directive 77/187/EEC) or failed to comply with a duty to inform and consult a trade union under such Council Directive.

         4.18. Employee Benefit Plans.
               ----------------------

                  (a)       Foreign Employee Benefit Plans.

                           (i) List of Plans.  Set forth in  Section  4.18(a) of
                  the Disclosure Schedule is an accurate and complete list of each Foreign Employee Benefit Plan other than a Foreign Governmental Employee Benefit Plan. Also set forth in Section 4.18(a) of the Disclosure Schedule is a general description of each Foreign Governmental Employee Benefit Plan.

                           (ii) Status, Operation, Liabilities,  Documents, etc.
                  Each  Foreign  Employee  Benefit  Plan  other  than a  Foreign
                  Collectively Bargained Employee Benefit Plan or a Foreign Governmental Employee Benefit Plan has been maintained in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. All contributions required to be made with respect to each Foreign Employee Benefit Plan have been timely made. Neither a Company nor any of its Subsidiaries has incurred any obligation in connection with the termination of, or withdrawal from, any Foreign Employee Benefit Plan. Except as described on Section 4.18(a) of the Disclosure Schedule, the present value of the accrued benefit liabilities (whether or not vested) attributable to employees of a Company or any of its Subsidiaries or for which a Company or any of its Subsidiaries is or may be liable under each Foreign Employee Benefit Plan that is a pension or retirement plan (including, without limitation, any superannuation fund) or that provides for actuarially-determined benefits, determined as of the end of the most recently ended fiscal year of such Company or Subsidiary, on the basis of the actuarial assumptions used in the latest valuation of such Plan did not exceed the current value of the assets of such Foreign Employee Benefit Plan allocable to such benefit liabilities, or, alternatively, a Company or any such subsidiary has established adequate reserves for the present value of such accrued benefit liabilities, determined as described herein, in the Financial Statements prepared in accordance with Section 4.8 hereof and in calculating the
                  Aggregate Liabilities. No action, litigation, audit, examination, investigation or administrative proceeding has been made, commenced or, to the knowledge of any Datapoint Entity, threatened with respect to any Foreign Employee Benefit Plan (other than routine claims for benefits payable in the ordinary course) that would reasonably be expected to result in a liability of a Company or any of its Subsidiaries. No Foreign Employee Benefit Plan which is not a Foreign Collectively Bargained Employee Benefit Plan or a Foreign Governmental Employee Benefit Plan provides for post-employment or retiree health, life insurance and/or other welfare benefits and having unfunded liabilities, and neither a Company nor any of its Subsidiaries has any obligation to provide any such benefits to any retired or former employees or active employees following such employees' retirement or termination of service and no proposals have been announced for the establishment of any new arrangements for the provision of such benefits. There are no liabilities of a Company or any of its Subsidiaries with respect to any Foreign Employee Benefit Plan that are not accrued or otherwise disclosed in the Financial Statements prepared in accordance with Section 4.8 hereof and that are not included in
                  calculating  the  Aggregate   Liabilities.   No  condition  or
                  circumstance exists that would prevent the amendment or termination of any Foreign Employee Benefit Plan other than a Foreign Collectively Bargained Employee Benefit Plan or a
                  Foreign Governmental Employee Benefit Plan. With respect to each Foreign Employee Benefit Plan other than a Foreign
                  Collectively Bargained Employee Benefit Plan or a Foreign Governmental Employee Benefit Plan, and, with respect to each Foreign Collectively Bargained Employee Benefit Plan and each Foreign Governmental Employee Benefit Plan, to the knowledge of any Datapoint Entity, no event has occurred and no condition or circumstance has existed that could result in a material increase in the benefits under or the expense of maintaining any such Foreign Employee Benefit Plan from the level of benefits or expense incurred for the most recent fiscal year ended thereof. The execution of this Agreement and the consummation of the transactions contemplated hereby do not constitute a triggering event under any Foreign Employee Benefit Plan, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment, acceleration, vesting or increase in benefits to any employee or former employee or director of a Company or any of its Subsidiaries. No Foreign Employee Benefit Plan provides for the payment of severance, termination, change in control or similar-type payments or benefits. The Parent has delivered or caused to be delivered to the Purchaser or its counsel (A) true and complete copies of each Foreign Employee Benefit Plan, other than a Foreign Collectively Bargained Employee Benefit Plan or a Foreign Governmental Employee Benefit Plan, together with all amendments thereto, and, if applicable, all current trust agreements and other documents establishing other funding arrangements, together with all amendments thereto, and the latest financial statements and actuarial valuation report, as applicable, thereof, and (B) true and complete copies of, or a description of, each Foreign Governmental Employee Benefit Plan and each Foreign Collectively Bargained Employee Benefit Plan, as well as each agreement creating an obligation of the Company or Subsidiary to a Foreign Collectively Bargained Employee Benefit Plan. Each Foreign Employee Benefit Plan complies with and has been administered in all respects in accordance with all applicable legislation, regulations and requirements (including, where applicable, insofar as may be necessary to maintain the approved status of such Foreign Employee Benefit Plan). There are no disputes, claims or proceedings (other than routine claims for benefits) in relation to any of the Foreign Employee Benefit Plans and no such disputes, claims or proceedings are pending or threatened.

                  (b)  U.S. Employee Benefit Plans.

                           Set  forth  on  Schedule  4.18(b)  of the  Disclosure
                  Schedule is a true and complete list of each U.S. Employee Benefit Plan. Neither the Parent nor any Seller nor any of their Affiliates (nor any employer (whether or not incorporated) that would be treated together with the Parent, any Seller, or any such Affiliate as a single employer within the meaning of Section 414 of the Code), has ever maintained or contributed to, or had any obligation to contribute to (or borne any liability with respect to) any "employee pension benefit plan," within the meaning of Section 3(2) of ERISA, that is a "multiemployer plan," within the meaning of Section 3(37) of ERISA, or subject to Section 412 of the Code, or
                  Section 302 or Title IV of ERISA. Each U.S. Employee Benefit Plan intended to be qualified under Section 401(a) of the Code, has, as currently in effect, been determined to be so qualified by the IRS, and since the date of each such determination, no event has occurred and no condition or circumstance has existed that resulted or is likely to result in the revocation of any such determination. The Parent and each Seller have complied in all respects with the applicable requirements of Part 6 of Subtitle B of Title I of ERISA and
                  Section 4980B of the Code ("COBRA"), and will comply with all COBRA obligations arising in connection with the transactions contemplated hereby, and neither the Parent nor any Seller is subject to any liability as a result of any failure to administer or operate any "group health plan" (as defined in COBRA) in compliance with COBRA. Full payment has been made of all amounts which the Parent and each Seller are required under applicable law or under any U.S. Employee Benefit Plan or any agreement relating to any U.S. Employee Benefit Plan to have paid as contributions or premiums thereunder as of the last day of the most recent fiscal year of such U.S. Employee Benefit Plan ended prior to the date hereof. No litigation or administrative or other proceeding, audit, examination or investigation is pending or asserted, or, to the best knowledge of any Datapoint Entity, threatened, anticipated or expected to be asserted with respect to any U.S. Employee Benefit Plan or the assets of any such plan (other than routine claims for benefits arising in the ordinary course). The execution of this Agreement and the consummation of the transactions contemplated hereby, do not constitute a triggering event under any U.S. Employee Benefit Plan, policy, arrangement, statement, commitment or agreement, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment (whether of severance pay or otherwise), "parachute payment" (as such term is defined in Section 280G of the Code), acceleration, vesting or increase in benefits to any present or former employee or director of the Parent or any Seller. Neither the Parent nor any Seller has any obligation under any U.S. Employee Benefit Plan or otherwise to provide post-employment or retiree welfare benefits to any former employee or any other person, except as specifically required by COBRA.

         4.19. Labor Relations. Except as set forth in Section 4.19 of the Disclosure Schedule, each Company is in compliance in all material respects with all foreign, federal, state and local laws respecting employment and employment practices, terms and conditions of employment, wages and hours and nondiscrimination in employment, and is not engaged in any unfair labor practice. Except as set forth in Section 4.19 of the Disclosure Schedule, there is no charge pending or, to the knowledge of any Datapoint Entity, threatened against any Company alleging any unlawful discrimination in employment practices or any unfair labor practices before any court, regulatory agency or other authority. There is no labor strike, dispute, slow-down or work stoppage pending or, to the knowledge of any Datapoint Entity, threatened against or involving any Company. Except as set forth in Section 4.19 of the Disclosure Schedule, no Person has petitioned within the last three (3) years, and no Person is now petitioning, for union representation of any employees of any Company. Except as set forth in Section 4.19 of the Disclosure Schedule, no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is pending against any Company and no claim therefor has been asserted. Except as described in Section 4.19 of the Disclosure Schedule, none of the employees of any Company is covered by any collective bargaining agreement, and no collective bargaining agreement is currently being negotiated by any Company. Except as fully described in Section 4.19 of the Disclosure Schedule, no Company has experienced any work stoppage during the last five (5) years. No Company has initiated negotiations for the establishment of a European Works Council (within the meaning of Council Directive 4/45/EC) or received a request from 100 or more employees or their representatives in at least two undertakings or establishments in at least two different member states of the European Community for the initiation of such negotiations.

         4.20. Trademarks, Patents, Etc. Section 4.20 of the Disclosure Schedule sets forth a complete and accurate list of all Intellectual Property used or proposed to be used by each Company or by the Parent in connection with the European Operations, and all licenses (as licensee or licensor) and other agreements relating thereto. Each such license or written agreement is a legal valid and binding obligation of such Company and each of the parties thereto, enforceable in accordance with the terms thereof. Except to the extent set forth in Section 4.20 of the Disclosure Schedule and except as otherwise contemplated under Section 2 hereof, each Company (or the Parent as regards Intellectual Property used or proposed to be used by the Parent in connection with the European Operations) owns or has the sole and exclusive right to use without restrictions all Intellectual Property, free and clear of any liens, security interests, charges, encumbrances and other adverse claims, used as or necessary for the ordinary course of business as presently conducted or as proposed to be conducted, and such rights will not be adversely affected by the consummation of the transactions contemplated hereby. Within the four year period immediately prior to the date of this Agreement, the business of each Company (or the Parent as regards Intellectual Property used or proposed to be used by the Parent in connection with the European Operations) made use of no Intellectual Property other than such Intellectual Property listed on Section 4.20 of the Disclosure Schedule. All Intellectual Property listed on Section 4.20 of the Disclosure Schedule has been duly registered with, filed in, or issued by the appropriate domestic or foreign governmental agency, to the extent required, and each such registration, filing and issuance remains in full force and effect, and, in the case of Intellectual Property of Datapoint Germany I GmbH, will have been validly assigned to Datapoint Germany II GmbH prior to the Closing. Each Company (or the Parent as regards Intellectual Property used or proposed to be used by the Parent in connection with the European Operations) has the exclusive right to file, prosecute and maintain all applications and registrations with respect to the Intellectual Property that is owned by the Company (or the Parent as regards Intellectual Property used or proposed to be used by the Parent in connection with the European Operations). No claims have been asserted, and no claims are pending, by any Person regarding the use of any Intellectual Property or challenging or questioning the validity or effectiveness of any of the Intellectual Property, licenses or agreements, and, there is no basis for such claim. The use by each Company (or the Parent as regards Intellectual Property used or proposed to be used by the Parent in connection with the European Operations) of any Intellectual Property in the ordinary course of business does not infringe on the rights of any Person.

         4.21. Suppliers and Customers. Section 4.21 of the Disclosure Schedule sets forth the ten (10) largest suppliers and ten (10) largest customers of each Company as of the date hereof, based on the dollar amount of sales for each Company's 1999 fiscal year. The relationships of each Company with such suppliers and customers are good commercial working relationships. Except as set forth in Section 4.21 of the Disclosure Schedule, no supplier or customer of material importance to any Company's business has canceled or otherwise terminated, or threatened to cancel or otherwise to terminate, its relationship with such Company, or has during the last twelve (12) months decreased materially, or overtly threatened to decrease or limit materially, its services, supplies or materials for use in such Company's business, or its usage or purchase of the services or products of such Company except for normal cyclical changes related to customers' businesses. To the knowledge of each Datapoint Entity, no such supplier or customer intends to cancel or otherwise substantially modify its relationship with any Company or to decrease materially or limit its services, supplies or materials to any Company, or its usage or purchase of any Company's services or products, and the communication of the transactions contemplated hereby will not adversely affect the relationship of any Company with any such supplier or customer.

         4.22. Accounts Receivable. Except as set forth in Section 4.22 of the Disclosure Schedule and with respect to the Intercompany Accounts, all accounts and notes receivable reflected in the Financial Statements, and all accounts and notes receivable arising subsequent to the respective dates thereof, have arisen in the ordinary course of business, represent valid obligations owing to each Company, and have been collected or are collectible in the aggregate recorded amounts thereof (less amounts for doubtful accounts reflected in the Financial Statements, or in the case of any accounts and notes receivable arising subsequent to the respective dates thereof, less amounts for doubtful accounts consistent with each Company's past practice) in accordance with their terms; and to the knowledge of each Datapoint Entity, none of such accounts receivable or other debts is, or at the Closing Date will be, subject to any counterclaim or set-off except to the extent of any such provision or reserve. There has been no material change since the date of the Financial Statements in the amount of accounts receivable or other debts due each Company or its respective subsidiaries or the allowances with respect thereto, or accounts payable of each Company and its subsidiaries, from that reflected in the Financial Statements.

         4.23. No Undisclosed Liabilities. Except to the extent (a) reflected or reserved against in the Financial Statements, (b) incurred in the ordinary course of business after the dates of the Financial Statements, (c) described in the Disclosure Schedule, including Section 4.23 of the Disclosure Schedule, or
(d) with respect to the Intercompany Accounts, no Company has any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise (including without limitation as guarantor or otherwise with respect to obligations of others), other than performance obligations with respect to each Company's contracts that would not be required to be reflected or reserved against on a balance sheet prepared in accordance with United States generally accepted accounting principles, or in the footnotes thereto.

         4.24.  Taxes.
                -----

                  (a) Tax Returns. The Parent and the Companies have timely filed or caused to be timely filed with the appropriate taxing authorities all returns, statements, forms and reports for Taxes ("Returns") that are required to be filed by, or with respect to, the Companies and the Acquired Assets on or prior to the Closing Date. The Returns have accurately reflected all liability for Taxes of, or with respect to, the Companies and the Acquired Assets for the periods covered thereby.

                  (b) Payment of Taxes. All Taxes and Tax liabilities of, or with respect to, the Companies and the Acquired Assets for all taxable years or periods that end on or before the Closing Date and, with respect to any taxable year or period beginning before and ending after the Closing Date, the portion of such taxable year or period ending on and including the Closing Date ("Pre-Closing Period") have been timely paid in full on or prior to the Closing Date, except for Taxes of the Companies that have been accrued and adequately disclosed and fully provided for on the Closing Balance Sheet.

                  (c) Other Tax Matters. (i) Except as set forth in Section 4.24 of the Disclosure Schedule, since January 1, 1995, none of the Datapoint Entities has been the subject of an audit or other examination of Taxes by the tax authorities of any nation, state or locality with respect to any of the Companies or the Acquired Assets and none of the Datapoint Entities has received any notices from any taxing authority relating to any issue which could affect the Tax liability of any of, or with respect to any of the Companies or the Acquired Assets.

         (ii) Except as set forth in Section 4.24 of the Disclosure Schedule, none of the Datapoint Entities, as of the Closing Date, (A) has entered into an agreement or waiver or has been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of Taxes of any of the Companies, (B) is presently contesting any Tax liability of any of the Companies before any court, tribunal or agency or
               (C) has  applied  for and/or  received a ruling or  determination from a taxing authority regarding a past or prospective transaction of any of the Companies.

         (iii) Except as set forth in Section 4.24 of the Disclosure Schedule, none of the Datapoint Entities has been included in any "consolidated," "unitary" or "combined" Return provided for under the law of any jurisdiction or any state or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired.

         (iv) All Taxes which each of the Datapoint Entities is (or was) required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable.

         (v) No claim has ever been made by any taxing authority in a jurisdiction where any of the Companies does not file Tax Returns that any of the Companies is or may be subject to taxation by that jurisdiction.

         (vi) There are no tax sharing, allocation, indemnification or similar agreements in effect as between any of the Datapoint Entities or any predecessor or affiliate thereof and any other party (including the Parent and the Sellers and any predecessors or affiliates thereof) under which the Buyer or any Company could be liable for any Taxes or other claims of any party.

         (vii) None of the Companies has applied for, been granted, or agreed to any accounting method change for which it will be required to take into account any adjustment under the tax laws of any nation, state or locality.

         (viii)None of the Companies is a party to any agreement with any employee that would require it or any affiliate thereof to make any payment that would not be deductible by the employing Company.

         (x) None of the Companies is a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

         (xi) The Parent is not a "foreign person" within the meaning of Section 1445 of the Code.

         4.25. Ancillary Assets and Business. Except for the respective business conducted by the Companies, and except with respect to the businesses conducted by the entities listed on Schedule C hereto, none of the Parent, any Seller or any of their respective Affiliates (other than the Companies) has any material assets used in or relating to the business conducted or in the case of Datapoint Germany II GmbH, to be conducted, by the Companies, nor do any of them conduct any material business in Europe.

     4.26.   Broker.  No  Datapoint  Entity  has  retained,   utilized  or  been
represented by any broker, agent, finder or intermediary in connection with the negotiation or consummation of the transactions contemplated by this Agreement.

         4.27.  Potential Conflicts of Interest.  Except as set forth in Section
4.27 of the  Disclosure  Schedule,  neither the Parent nor any of its Affiliates
(a) owns, directly or indirectly, any interest in (excepting not more than 5% stock holdings for investment purposes in securities of publicly held and traded companies) or is an officer, director, employee or consultant of any Person which is a competitor, lessor, lessee, customer or supplier of any Company; (b) owns, directly or indirectly, in whole or in part, any tangible or intangible property which such Company is using or the use of which is necessary for the business of such Company; or (c) has any cause of action or other claim whatsoever against, or owes any amount to, such Company, except for claims in the ordinary course of business, such as for accrued vacation pay, accrued benefits under Employee Benefit Plans and similar matters and agreements.

         4.28. Bank Accounts, Signing Authority, Powers of Attorney. Except as set forth in Section 4.28 of the Disclosure Schedule, no Company has an account or safe deposit box in any bank, and no Person has any power, whether singly or jointly, to sign any checks on behalf of any Company, to withdraw any money or other property from any bank, brokerage or other account of any Company, or to act under any power of attorney granted by any Company at any time for any purpose. Section 4.28 of the Disclosure Schedule hereto also sets forth, the names of all persons authorized to borrow money or sign notes on behalf of each Company.

         4.29. Minute Books. The minute books of each Company made available to the Buyer for inspection, to the extent each such Company maintains a minute book, accurately record therein all of the meetings of, and all material actions taken by the Boards of Directors and shareholders of each Company. Except as set forth in Section 4.29 of the Disclosure Schedule, no Company has any of its records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of such Company.

         4.30. Sophistication of the Sellers and the Parent. The Sellers and the Parent are represented by legal counsel in connection with this Agreement and the transactions contemplated hereby, and the Sellers and the Parent are not in a disparate bargaining position relative to the Buyer.

         4.31. No Changes Since Balance Sheet Date. Since the Balance Sheet Date, except as expressly contemplated by this Agreement or approved in writing by the Buyer, no Company has (a) incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except in the ordinary course of business, (b) permitted any of its assets to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, (c) sold, transferred or otherwise disposed of any assets except in the ordinary course of business, (d) made any capital expenditure or commitment therefor, except in the ordinary course of business, (e) declared or paid any dividend or made any distribution on any shares of its capital stock,
(f) redeemed,  purchased or otherwise  acquired any shares of its capital stock,
(g) granted or issued any option, warrant or other right to purchase or acquire any shares of its capital stock, (h) made any bonus or profit sharing distribution or payment of any kind, (i) increased its indebtedness for borrowed money, except current borrowings from banks in the ordinary course of business, or made any loan to any Person, (j) written off as uncollectible any notes or accounts receivable, except write-offs in the ordinary course of business charged to applicable reserves, none of which individually or in the aggregate is material to such Company, (k) granted any increase in the rate of wages, salaries, bonuses or other remuneration of any executive employee or other employees, except in the ordinary course of business, (l) canceled or waived any claims or rights of substantial value, (m) made any change in any method of accounting or auditing practice, (n) otherwise conducted its business or entered into any transaction, except in the usual and ordinary manner and in the ordinary course of business, (o) agreed, whether or not in writing, to do any of the foregoing; provided, that the foregoing shall not prohibit (i) the making of any non-cash dividend in connection with the termination of Intercompany Accounts, (ii) the cancellation of Intercompany Accounts, (iii) any bonuses payable by the Parent or a Seller solely out of the proceeds of the Purchase Price or (iv) payments to the Parent or any Subsidiary of the Parent other than a Company in accordance with the timetable and up to the amounts set out in Schedule F.

     4.32. Acquired Assets. The Acquired Assets are the only assets of the Parent or any of its Subsidiaries (other than the Companies) currently used in the European Operations.

         4.33. Disclosure. No representation or warranty by the Parent or any Seller in this Agreement or in any exhibit, schedule, written statement, certificate or other document delivered or to be delivered to the Buyer pursuant hereto or in connection with the consummation of the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading or necessary in order to provide the Buyer with proper and complete information as to the business, condition, operations and prospects of each Company. There is no fact known to any Datapoint Entity which could reasonably be expected to have a Material Adverse Effect which has not been set forth in this Agreement, the Financial Statements or in any Schedule, Exhibit or Certificate attached hereto or delivered pursuant to this Agreement. The Companies are the only Subsidiaries of the Parent which comprise the European Operations.

     5. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Sellers as follows:

         5.1. Organization of Buyer; Authority. The Buyer is a limited company, validly existing and in good standing under the laws of England and Wales. The Buyer has all requisite corporate power and authority to execute and deliver the Transaction Documents to which it is a party and to carry out all of the actions required of it pursuant to the terms of such Transaction Documents.

         5.2. Corporate Approval; Binding Effect. The Buyer has obtained all necessary authorizations and approvals required for the execution and delivery of the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby. Each of the Transaction Documents to which the Buyer is a party has been or will be duly executed and delivered by the Buyer and constitutes or will constitute when executed and delivered the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except as enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors' rights generally or by general principles of equity.

         5.3. Non-Contravention. The execution and delivery by the Buyer of the Transaction Documents to which it is a party and the consummation by the Buyer of the transactions contemplated thereby (i) will not violate any provision of the Articles of Incorporation or By-Laws or other organizational documents of the Buyer, (ii) will not violate any statute, rule, regulation, order or decree of any public body or authority by which the Buyer is bound or which is binding upon any of its properties or assets and (c) will not result in a violation or breach of, or constitute a default under, any license, franchise, permit, indenture, agreement or other instrument to which the Buyer is a party, or by which the Buyer or any of its assets or properties is bound, excluding from the foregoing clauses (b) and (c) violations, breaches or defaults which, either individually or in the aggregate, would not prevent the Buyer from performing its obligations under this Agreement or consummation of the transactions contemplated by this Agreement.

         5.4. Governmental Consents. Subject to obtaining the requisite approval of the Bankruptcy Court as contemplated under Section 6.6 hereof, no consent, approval or authorization of, or registration, qualification or filing with, any governmental agency or authority is required for the execution and delivery by the Buyer of the Transaction Documents to which it is a party or for the consummation by the Buyer of the transactions contemplated hereby or thereby.

     5.5. Broker. Other than KPMG Corporate Finance, the Buyer has not retained, utilized or been represented by any broker, agent, finder or other intermediary in connection with the negotiation or consummation of the transactions contemplated by this Agreement.

         5.6. Sophistication of the Buyer. The Buyer is represented by legal counsel in connection with this Agreement and the transactions contemplated hereby, and the Buyer is not in a disparate bargaining position relative to the Parent and the Sellers.

     6. CONDUCT OF BUSINESS PENDING CLOSING. The Sellers and the Parent, jointly and severally, covenant and agree that, from and after the date of this Agreement and until the Closing, except as otherwise specifically consented to or approved by the Buyer in writing:

         6.1. Conduct of Business. During the period from the date of this Agreement to the Closing Date, the Parent and the Sellers shall cause the
Companies to conduct their respective operations only according to their ordinary and usual course of business and to use their best efforts to preserve intact their respective business organizations, keep available the services of their officers and employees and maintain satisfactory relationships with licensors, suppliers, distributors, clients and others having business relationships with them. Notwithstanding the immediately preceding sentence, prior to the Closing Date, except as may be first approved in writing by the Buyer or as is otherwise permitted or required by this Agreement, the Parent and the Sellers will cause (a) the Companies' respective Certificates of Incorporation and By-Laws and other organizational documents to be maintained in their form on the date of this Agreement, (b) the compensation payable or to become payable by any Company to any officer, employee or agent being paid $50,000 per year or more on the Balance Sheet Date to be maintained at their levels on the date of this Agreement, (c) the Companies to refrain from making any bonus (other than bonuses paid by the Parent or a Seller solely out of the proceeds of the Purchase Price), pension, retirement or insurance payment or arrangement to or with any such persons except those that may have already been accrued, (d) the Companies to refrain from entering into any contract or commitment except contracts in the ordinary course of business, (e) the Companies to refrain from making any change affecting any bank, safe deposit or power of attorney arrangements of any Company and (f) the Companies to refrain from taking any of the actions referred to in Section 4.31. The Parent and the Sellers agree not to take any action, or omit to take any action, which would cause the representations and warranties contained in Article 4 hereof to be untrue or incorrect. During the period from the date of this Agreement to the Closing Date, the Parent and the Sellers shall confer on a regular and frequent basis with one or more designated representatives of the Buyer to report material operational matters and to report the general status of ongoing operations. The Parent and the Sellers shall notify Parent of any unexpected emergency or other change in the normal course of its business or in the operation of its properties and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), adjudicatory proceedings, budget meetings or submissions involving any material property of any Company, and to keep the Buyer fully informed of such events and permit its representatives prompt access to all materials prepared in connection therewith.

         6.2. Review of the Company. The Buyer may, prior to the Closing Date, directly or through its representatives, review the properties, books and records of the Companies and their financial and legal condition to the extent it deems necessary or advisable to familiarize itself with such properties and other matters; such review shall not, however, affect the representations and warranties made by the Parent and the Sellers in this Agreement or the remedies of the Buyer for breaches of those representations and warranties. The Parent and the Sellers shall cause the Companies to permit the Buyer and its representatives to have, after the date of execution of this Agreement, full access to the premises and to all the books and records of the Companies and to cause the officers of the Companies to furnish the Buyer with such financial and operating data and other information with respect to the business and properties of the Companies as the Buyer shall from time to time reasonably request. In the event of termination of this Agreement the Buyer shall keep confidential any material information obtained from any Datapoint Entity concerning their respective properties, operations and business (unless readily ascertainable from public or published information or trade sources) until the same ceases to be material (or becomes so ascertainable) and, at the request of the Parent, shall return to the Parent all copies of any schedules, statements, documents or other written information obtained in connection therewith. The Parent and the Sellers shall deliver or cause to be delivered to the Buyer such additional instruments, documents, certificates and opinions as the Buyer may reasonably request for the purpose of (i) verifying the information set forth in this Agreement and the Disclosure Schedule and (ii) consummating or evidencing the transactions contemplated by this Agreement.

         6.3. Exclusive Dealing. Except as otherwise mandated by and consistent with the terms of the Scheduling Order and the Parent's fiduciary duties as a debtor and debtor in possession under the Bankruptcy Code, during the period from the date of this Agreement to the Closing Date, the Parent and the Sellers shall not, and shall cause the Companies to refrain from taking any action to, directly or indirectly, encourage, initiate or engage in discussions or negotiations with, or provide any information to, any Person, other than the Buyer, concerning any purchase of the Shares or the Acquired Assets or any merger, sale of substantial assets or similar transaction involving any Company.

         6.4. Consents of Third Parties. The Sellers and the Parent will employ their reasonable best efforts (which shall not include (a) any obligation to pay any additional money unless such obligation is triggered, pursuant to the express terms of any then binding agreement (which agreement provides for a liquidated amount of such obligation, or the exact amount of such obligation is determinable pursuant to an express formula contained therein or the application of the express terms thereof), by the transactions contemplated hereunder, or
(b) any obligation to restructure the terms of any then binding agreement) to secure, before the Closing Date, the consent, in form and substance satisfactory to the Buyer and its counsel, to the consummation of the transactions contemplated by this Agreement by each party to any material contract, commitment or obligation of each Company, under which such transactions would constitute a default, would accelerate obligations of such Company or would permit cancellation of any such contract. Without limiting the foregoing, the
Parent shall use its reasonable efforts to obtain the consent to the consummation of the transactions contemplated by this Agreement of the holders of the Parent's 8 7/8% Convertible Subordinated Debentures due June 1, 2006 .

         6.5. Satisfaction of Conditions Precedent. The Sellers and the Parent will use their best efforts (which shall not include (a) any obligation to pay any additional money unless such obligation is triggered, pursuant to the express terms of any then binding agreement (which agreement provides for a liquidated amount of such obligation, or the exact amount of such obligation is determinable pursuant to an express formula contained therein or the application of the express terms thereof), by the transactions contemplated hereunder, or
(b) any obligation to restructure the terms of any then binding agreement) to cause the satisfaction of the conditions precedent set forth in Article 7 of this Agreement.

         6.6. Bankruptcy Court and French Commercial Court Approval. (a) As soon as practicable after the date hereof, and in no event later than May 3, 2000, the Debtor shall file in the Bankruptcy Court a petition for reorganization under Chapter 11 of the Bankruptcy Code. As promptly as practicable after the date hereof, and in no event later than May 4, 2000, the Debtor shall file a motion with the Bankruptcy Court (the "Scheduling Motion") in support of, and seeking entry of, the Scheduling Order.

         (b) As promptly as practicable after the date hereof and in no event later than May 5, 2000, the Parent shall file or cause to be filed a request with the appropriate French Commercial Court to obtain a modification of the business plan applicable to Datapoint S.A. in order to authorize the transfer of its Shares to the Buyer or any permitted assignee of the Buyer, to remove any restrictions on transfer of such Shares following such transfer and to authorize the transferee of such Shares to vote such Shares at shareholder meetings of Datapoint S.A.

     7. CONDITIONS PRECEDENT TO THE BUYER'S OBLIGATIONS. The obligation of the Buyer to consummate the Closing shall be subject to the satisfaction at or prior to the Closing of each of the following conditions (to the extent noncompliance is not waived in writing by the Buyer):

         7.1. Representations and Warranties True at Closing and Signing. The representations and warranties made by the Sellers and the Parent in or pursuant to this Agreement shall be true and correct at and as of the date hereof and the Closing Date with the same effect as though such representations and warranties had been made or given at and as of the date hereof and the Closing Date.

         7.2. Compliance with Agreement. The Sellers and the Parent shall have performed and complied in all material respects with all of their respective obligations under this Agreement to be performed or complied with by them on or prior to the Closing Date.

         7.3. No Material Adverse Change. The business, assets or properties of all of the Companies, taken as a whole, shall not have been, and shall not be threatened to be, adversely affected in any material way as a result of fire, explosion, earthquake, disaster, labor trouble or dispute, change in business organization, any action by the United States or any other foreign governmental authority, change in technology, flood, drought, embargo, riot, civil disturbance, uprising, activity of armed forces or act of God or public enemy. Following the execution of this Agreement, there shall not have occurred any event that could reasonably be expected to have a Material Adverse Effect.

         7.4. Closing Certificates. (a) The Parent and each Seller shall have delivered to the Buyer in writing, at and as of the Closing, a certificate duly executed by an Executive Officer of each such party, in form and substance satisfactory to the Buyer and the Buyer's counsel, certifying that the conditions in each of Sections 7.1, 7.2 and 7.3 hereof have been satisfied.

         (b) Each of the Parent and each Seller shall have delivered to the Buyer a certificate duly executed by its Secretary or Assistant Secretary as to the genuineness of signatures of, and incumbency of, its signatories, and attaching a true, correct and complete set of its organizational documents and relevant resolutions and a true, correct and complete copy of the organizational documents of each Company that is its Subsidiary.

     7.5. Opinion of Counsel. U.S. and European counsel to the Datapoint Entities shall have delivered to the Buyer written opinions, addressed to the Buyer and dated the Closing Date, substantially in the form of Exhibit E hereto.

         7.6. Approvals. All corporate and other approvals (including, without limitation, all Governmental Approvals) in connection with the transactions contemplated by this Agreement shall have been received and shall be reasonably satisfactory in form and substance to the Buyer and its counsel. Without limiting the foregoing, the transfer of the Shares of Datapoint Germany II GmbH shall have been approved or deemed approved under German statutory law by the German Federal Cartel Office.

         7.7. No Litigation. No restraining order or injunction shall prevent the transactions contemplated by this Agreement and no action, suit or proceeding shall be pending or threatened before any court or administrative body in which it will be or is sought to restrain or prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

         7.8. Scheduling Order/Approval Order. The Parent shall have filed the Scheduling Motion on or before May 4, 2000. The Scheduling Order shall have been entered by the Bankruptcy Court on or before May 15, 2000. The Approval Order shall have been entered by the Bankruptcy Court on or before June 30, 2000, and shall have become a Final Order on or before July 10, 2000.

         7.9. Datapoint Name. The Parent and such of its Subsidiaries as is contemplated under Section 2.1(a) hereof shall have executed and delivered the Name Change Certificates and the Name Assignment to the Buyer, which Name Change Certificates and Name Assignment shall be in full force and effect.

         7.10. Consents of Third Parties. The Sellers and the Parent will have obtained the consent, in form and substance reasonably satisfactory to the Buyer and the Buyer's counsel, to the consummation of the transactions contemplated by this Agreement by each party to any material contracts or agreement to which any Company is a party under which such transactions would constitute a default, would accelerate obligations of any such Company or would permit cancellation of any such contract or agreement.

         7.11. Proceedings and Documents Satisfactory. All proceedings in connection with the transactions contemplated by this Agreement and all certificates and documents delivered to the Buyer in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory to the Buyer and the Buyer's counsel, and the Buyer shall have received the originals or certified or other copies of all such records and documents as the Buyer may reasonably request.

     7.12. Termination of Intercompany Accounts. Any and all Intercompany Accounts shall be eliminated in a manner that results in no liability to the Buyer or any of the Companies and that is otherwise satisfactory to the Buyer.

     7.13. Assignment of Confidentiality Agreement. The Parent shall have assigned to the Buyer its rights under the letter, dated January 26, 2000 from Call Centric Ltd. to the Parent, relating to confidentiality issues.

         7.14. Termination of Agreements. Except as contemplated by Section 2 hereof, any and all agreements and contracts between any Seller, the Parent or any of their respective Affiliates (other than the Company) on the one hand, and any Company on the other hand, including, without limitation, all management fee agreements, shall be terminated.

         7.15. Resolution of Outstanding Ancillary Issues. The Parent and the Buyer shall have reached agreement as to the matters set forth in Section 2.3 hereof. Without limiting the foregoing, the transfers from Datapoint Germany I GmbH to Datapoint Germany II GmbH shall have been completed.

         7.16. Completion of Due Diligence. The Buyer and its representatives shall have completed their legal due diligence review of the Datapoint Entities by no later than April 28, 2000, and shall be reasonably satisfied in all respects with the results thereof.

         7.17. Transaction Documents and Related Items. (a) Forms of each of the Transaction Documents (other than this Agreement), together with completed Exhibits to this Agreement shall have been delivered to the Buyer by April 26, 2000, each in form and substance reasonably satisfactory to the Buyer and the Parent. Each of the Transaction Documents shall have been duly executed and delivered by the parties thereto and shall be in full force and effect.

         (b) Seven days before the Closing Date, the Parent shall have delivered a revised Disclosure Schedule to the Buyer, all of the information in which shall be materially complete as of such date.

     8. CONDITIONS PRECEDENT TO THE PARENT'S AND THE SELLERS' OBLIGATIONS. The obligation of the Parent and the Sellers to consummate the Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions (to the extent noncompliance is not waived in writing by the Parent):

         8.1. Representations and Warranties True at Closing. The representations and warranties made by the Buyer in this Agreement shall be true and correct at and as of the Closing Date with the same effect as though such representations and warranties had been made or given at and as of the Closing Date.

     8.2. Compliance with Agreement. The Buyer shall have performed and complied in all material respects with all of its obligations under this Agreement that are to be performed or complied with by it at or prior to the Closing.

         8.3. Closing Certificate. The Buyer shall have delivered to the Sellers in writing, at and as of the Closing, a certificate duly executed by an Executive Officer of such Buyer, in form and substance satisfactory to the Parent and the Parent's counsel, to the effect that the conditions in each of Sections 8.1 and 8.2 hereof have been satisfied.

         8.4. Opinion of Counsel. White & Case LLP and Macfarlanes, counsel to the Buyer, shall have delivered to the Sellers a written opinion, dated the Closing Date and addressed to the Sellers substantially in the form annexed hereto as Exhibit F.

         8.5. No Litigation. No restraining order or injunction shall prevent the transactions contemplated by this Agreement and no action, suit or proceeding shall be pending or threatened before any court or administrative body in which it will be or is sought to restrain or prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

         8.6. Documents Satisfactory. All certificates and documents delivered to the Sellers by or on behalf of the Buyer in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory to the Parent and its counsel, and the Sellers shall have received the originals or certified or other copies of all such of the Buyer's records and documents as the Seller may reasonably request.

     8.7. Datapoint License. The Buyer shall have delivered to the Parent and such of its Subsidiaries as is contemplated under Section 2.1(c) hereof the Datapoint License, which Datapoint License shall be in full force and effect.

     8.8. Resolution of Outstanding Issues. The Parent and the Buyer shall have reached agreement as to the matters set forth in Section 2.3 hereof.

     8.9. Approval Order. The Approval Order shall have become a Final Order.

     8.10. Transaction Documents. Forms of each of the Transaction Documents (other than this Agreement) shall have been agreed upon by the Parent and the Buyer by the Closing Date.

         9.       CERTAIN COVENANTS.

         9.1. Confidentiality. Each of the Sellers and the Parent recognizes that by reason of the Sellers' ownership of the Companies, the Sellers and the Parent have acquired and possess confidential information and trade secrets concerning the operations and business of the Companies, the use or disclosure of which could cause the Companies substantial loss and damages that could not be readily calculated and for which no remedy at law would be adequate. Accordingly, each of the Sellers and the Parent shall not, and shall not permit any of their Subsidiaries or Affiliates to, at any time after the date of this Agreement, except with the prior written consent of the Buyer, directly or indirectly, disclose any trade secret or confidential information relating to the Companies, or use any such information in a manner detrimental to the interests of any Company or the Buyer, unless (a) such information becomes known to the public generally through no fault of any Seller or the Parent, or any of their Subsidiaries or Affiliates or (b) disclosure is required by law or by the Bankruptcy Court or any other court of competent jurisdiction, the rules and regulations of the London Stock Exchange (or any other stock exchange on which any Company's shares are listed or quoted), or any enquiry or investigation by any governmental, official or regulatory body which is lawfully entitled to require any such disclosure provided, that prior to disclosing any information pursuant to clause (a) or (b) above, the Sellers and the Parent shall give prior written notice thereof to the Buyer and provide the Buyer with the opportunity to contest such disclosure or otherwise to agree to the timing and content of such disclosure and shall cooperate with efforts to prevent such disclosure. As used herein, the term "confidential information" includes, without limitation, information with respect to any Company's products, services and facilities, methods, trade secrets and other intellectual property, software, source code, systems, procedures, manuals, confidential reports, product and service price lists, customer lists, financial information (including the revenues, costs or profits associated with any of the Company's products or services), business plans, prospects or opportunities, but shall specifically exclude any information already in the public domain.

         9.2. Non-Competition. Each of the Sellers and the Parent acknowledges that the covenants and agreements in this Section 9.2 are a condition precedent to the Buyer's obligations to acquire the Shares and the Acquired Assets from the Sellers under this Agreement, and that the Buyer would not acquire the
Shares and the Acquired Assets but for the agreements of the Sellers and the Parent with the Buyer in this Section 9.2. Each of the Sellers, the Parent and the Buyer acknowledges that from and after the Closing Date the Companies and the Buyer will sell products and services to customers located in markets throughout Europe, North America and South America (the "Prohibited Area"), and that any engagement by any Seller, the Parent or any of their Subsidiaries or Affiliates in the Designated Industry (as hereinafter defined) could cause the Buyer and the Companies irreparable damage. Accordingly, for a period from the Closing Date until the second anniversary of the Closing Date, each of the Sellers and the Parent shall not, and shall not permit any of their Subsidiaries or Affiliates to, without the prior written consent of the Buyer, (i) engage anywhere in the Prohibited Area, directly or indirectly, alone or as a shareholder (other than as a holder of less than 5% of the capital stock of any publicly-traded corporation), partner, officer, director, employee or consultant, in any business organization that is engaged or becomes engaged in the business of selling or providing (x) telephony, call-center, data processing or networking products or services, including, without limitation, telephone switches and dialers, personal computers, servers, printers and other peripheral hardware and software used in connection therewith, or (y) business consulting services with respect to the foregoing (the "Designated Industry"); provided, that the Designated Industry shall not include the business of providing internet or cybernet networking solutions, including, without limitation, internal, external and hybrid networking solutions, hardware, software and consulting services related thereto, (ii) divert to any competitor of any Company, the Buyer or any of their Affiliates or Subsidiaries any customer of any Company, the Buyer or such Affiliates or Subsidiaries, or (iii) solicit or encourage any officer, employee or consultant of any Company, the Buyer or any of their Affiliates or Subsidiaries to leave their employ for employment by or with any Seller, the Parent or their Subsidiaries or Affiliates, or any competitor of any Company or any of the Buyer's or any Company's Affiliates or Subsidiaries. If at any time the provisions of this Section 9.2 shall be determined to be invalid or unenforceable, by reason of being vague or unreasonable as to area, duration or scope of activity, this Section 9.2 shall be considered divisible and shall become and be immediately amended to only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter; and the Sellers and the Parent agree that this Section 9.2 as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein. Notwithstanding the foregoing, Asher B. Edelman ("Edelman") and his Affiliates (other than the Parent) shall not be bound by the provisions of this Section 9.2 so long as Edelman and any such Affiliate is not involved in any manner, directly or indirectly, in any operational capacity with any Person that is engaged in the Designated Industry in the Prohibited Area; it being agreed that if Edelman serves as a non-executive director or non-executive chairman of any Person, he shall not be deemed to be involved in any operational capacity with such Person.

         9.3. Remedies. It is understood and agreed that money damages would not be sufficient remedy for any breach of Sections 9.1 or 9.2 hereof by any of the Parent or the Sellers, and that the Buyer shall be entitled to specific performance and injunctive relief as remedies for any such breach. Such remedies shall not be deemed to be the exclusive remedies for the breach of such Sections, but shall be in addition to all other remedies available at law or in equity.

         9.4. San Antonio Real Property and Employees. (a) Upon the written request of the Buyer, the Buyer and the Parent shall at the Closing or at such later date as the Buyer may request, enter into a sublease agreement for a term of up to 30 days or such other period as the Buyer and the Parent may mutually agree, pursuant to which the Parent shall sublease that portion of the San Antonio Office as the Buyer shall request, at a rental rate equal to that percentage of the total rent payable by the Parent under the San Antonio Lease which is equal to that percentage of the total floor space of the San Antonio Office being subleased to the Buyer. The sublease shall contain such further terms as the Parent and the Buyer shall mutually agree.

                  (b) At the Closing, the Buyer shall offer employment to those persons listed on Schedule D attached hereto.

         10.      INDEMNIFICATION.

         10.1. Breach by the Sellers or the Parent. Subject to the overall limitations, maximum amounts and time limitations set forth in Sections 10.2 and
10.5 hereof, but without limiting the Buyer's rights under Articles 11, 12 and 13 hereof, the Sellers and the Parent, jointly and severally, agree to indemnify and hold the Buyer and the Companies harmless from and with respect to any and all claims, liabilities (including, without limitation, Excluded Liabilities), losses, damages, costs and expenses, including, without limitation, the reasonable fees and disbursements of counsel (collectively, the "Losses"), related to or arising directly or indirectly out of any failure or breach by the Parent or any Seller of any representation or warranty, covenant, obligation or undertaking made by the Parent or any Seller in this Agreement, and any failure or any breach by any Seller or the Parent of any representation or warranty, covenant, obligation or undertaking made by any Seller or the Parent in or pursuant to this Agreement shall constitute a failure of a breach by all of the Sellers and the Parent for which the Parent and the Sellers shall be jointly and severally liable.

         10.2. Limitation on Seller/Parent Losses. The aggregate losses payable by the Sellers and the Parent hereunder pursuant to Section 10.1 with respect to all claimed Losses shall not exceed $10,000,000.

         10.3. Breach by the Buyer. Subject to the overall limitations, maximum amounts and time limitations set forth in Sections 10.4 and 10.5 hereof, the Buyer agrees to indemnify and hold the Parent and the Sellers harmless from and with respect to any and all Losses, related to or arising directly or indirectly out of any failure or breach by the Buyer of any representation or warranty, covenant, obligation or undertaking made by the Buyer in this Agreement.

     10.4. Limitations on Buyer Losses. The aggregate Losses payable by the Buyer to the Sellers and the Parent pursuant to this Section 10 with respect to all claimed Losses shall not exceed $10,000,000.

         10.5. Survival. The respective representations and warranties made herein by the parties hereto shall survive the execution and delivery of this Agreement until the Closing Date, after which no claim for a breach of these representations and warranties may be asserted; provided, however, that the representations and warranties set forth in, and any claim relating to, (i)
Section 4.8 or 4.9 shall survive for a period of one year after the date of this Agreement, and (ii) Section 4.5 shall survive indefinitely.


         10.6. Indemnity in Respect of Real Property. Without regard to the limits set forth in Section 10.2 and 10.5, the Sellers and the Parent, jointly and severally, agree to indemnify and hold the Buyer and the Companies harmless from and with respect to any Losses incurred by each of them in relation to or arising in relation to any real property whether freehold, leasehold, licensed or occupied by the Companies in any part of the world (other than the Real Property) including any actions, claims, proceedings, losses, damages, payments, costs, expenses or liabilities arising directly or indirectly from any obligation to:

     (i) perform covenants, restrictive or positive, or agreements affecting or relating to land;

         (ii) pay rent or rents, service charges, insurance premiums or other monies or observe or perform covenants, agreements or conditions contained in any agreement for lease, license, deed, agreement or other document ancillary or supplemental to a lease, whether or not expressed to be so;

         (iii) pay principal, interest or other monies or observe or perform covenants or agreements contained in any mortgage, charge or other document creating a security interest affecting any property to which this indemnity applies;

         (iv) make payments under or otherwise observe or perform any guarantee or surety (as primary or secondary obligor) or indemnity or otherwise assume any liabilities of any third party by accepting a lease or in any other matter.

     (v) make payments under or other observe or perform any agreement for sale, option or right of pre-emption; or

         (vi) make payments  under or otherwise  observe or perform any building
contract,   collateral   warranty,   duty  of  care  agreement  or  professional
appointment.

         11.      TERMINATION OF AGREEMENT

         11.1.  Termination.  This Agreement may be terminated as follows:

     (a) By mutual consent of the Buyer and the Parent at any time.

                  (b) By the Buyer, if any of the conditions to the Buyer's obligations contained in Section 7 hereof required to have been fulfilled (i) are not fulfilled as of the date when the Approval Order shall become a Final Order or (ii) at any time prior thereto, if such conditions become incapable of being fulfilled by the Outside Closing Date, and such failure has not been waived by the Buyer or cured by the Parent and/or the Sellers, in each case prior to termination by the Buyer; provided, however, that the right of the Buyer to terminate this Agreement under this Section 11.1(b) shall not be available to the Buyer if its failure to fulfill any obligation under this Agreement has been the direct cause of, or directly resulted in, the failure of the conditions to the Buyer's obligations contained in Section 7 hereof to be fulfilled.

                  (c) By the Parent, if any of the conditions to the Parents and the Sellers' obligations contained in Section 8 hereof required to have been fulfilled (i) are not fulfilled as of the date when the Approval Order becomes a Final Order, (ii) at any time prior thereto, if such conditions become incapable of being fulfilled by the Outside Closing Date, and such breach or failure has not been waived by the Parent or cured by the Buyer, in each case prior to termination by the Parent or (iii) if an Alternative Transaction is approved by the Bankruptcy Court; provided, however, that the right of the Parent to terminate this Agreement under this Section 11.1(c) shall not be available to the Parent if its or any Seller's failure to fulfill any obligation under this Agreement has been the direct cause of, or directly resulted in, the failure of the conditions to the Parent and the Sellers' obligations contained in Section 8 hereof to be fulfilled.

                  (d) By the Parent or the Buyer if the Closing has not occurred by the Outside Closing Date, provided that such party has not failed to fulfill any of its obligations under this Agreement and such failure has been the direct cause of, or directly resulted in, the failure of the conditions to the other party's obligations contained in Section 7 or 8 hereof, as applicable, to be fulfilled.

         11.2. Effect of Termination. Upon the termination of this Agreement, the parties shall have the remedies available to them at law or in equity (including the remedies provided in this Agreement), except as otherwise set forth in this Section 11.2; provided, however, that neither the Sellers and the Parent on the one hand, nor the Buyer on the other hand, shall be liable to the other(s) for any indirect, special, incidental, consequential or punitive damages claimed by the other(s) resulting from any such party's breach of its obligations, agreements, representations or warranties hereunder, except in the case of the fraud of any such party(ies). In the event of termination of this Agreement under any of the circumstances that constitute a Break-Up Event (as defined in Section 11.3 hereof), the sole and exclusive remedy of the Buyer for the breach or failure by the Seller or the Parent giving rise to such Break-Up Event shall be as provided in Section 11.3 hereof; provided, that the Buyer shall also be entitled to the refund of the Purchase Price Deposit pursuant to
Section 12.2(b) hereof.

         11.3. Break-Up Fee. If any Datapoint Entity consummates, or the Bankruptcy Court approves, an Alternative Transaction, and provided that the Buyer is not then in material breach of this Agreement (a "Breakup Event"), the Buyer shall be entitled to be paid the sum of $3,000,000 (the "Breakup Fee"). Payment of the Breakup Fee will be made not later than the closing of the Alternative Transaction. Until paid, the obligation to pay the Breakup Fee shall be secured by a priority lien on all of the assets of the Parent and the Sellers and shall be an Administrative Claim against the Parent, payable from the proceeds of such Alternative Transaction and shall be a lien on the proceeds thereof. The parties agree that the Breakup Fee is a reasonable estimate of Buyer's costs, expenses and loss of business opportunity, and is fair consideration to induce it to enter into this Agreement. It is an express condition of this Agreement that the Scheduling Order shall specifically approve and provide for the payment of the Breakup Fee as set forth herein.

         11.4. Termination of Certain Agreements. In the event that the Bankruptcy Court approves, or any Datapoint Entity consummates, an Alternative Transaction in connection with an Acquisition Proposal, the letter dated March 24, 2000, from Alchemy Partners to the Parent shall immediately terminate and be of no further force and effect.

         12.      GENERAL.

         12.1.  Expenses.
                --------

                  (a) Except as otherwise exempted by Section 1146(c) of the Bankruptcy Code all transfer and sales taxes payable with respect to the sale and conveyance of the Shares and the Acquired Assets shall be paid by the Parent or the particular Seller or Sellers transferring such Shares or Acquired Assets, as the case may be.

                  (b)  Subject  to  Section   12.1(c),   all   expenses  of  the
preparation, execution and consummation of this Agreement and of the transactions contemplated hereby, including, without limitation, attorneys', accountants' and outside advisors' fees and disbursements, shall be borne by the party incurring such expenses.

                  (c) If (i) the Buyer  terminates  this  Agreement  pursuant to
Section 11.1(b) (other than by reason of the failure of the condition set forth in Section 7.16 to have been satisfied) or (ii) the Bankruptcy Court does not enter the Scheduling Order by May 15, 2000, and provided that the Buyer is not then in material breach of this Agreement (a "Termination Event"), the Buyer shall be entitled to be reimbursed for its costs and expenses (including fees and disbursements of all counsel) incurred in connection with the transactions contemplated by the Transaction Documents (the "Termination Fee"); provided, however, that the Termination Fee shall not exceed $1,500,000. Payment of the Termination Fee will be made not later than five Business Days after the Termination Event. Until paid, the obligation to pay the Termination Fee shall be secured by a priority lien on all of the assets of the Parent and the Sellers and shall be an Administrative Claim against the Parent. It is an express condition of this Agreement that the Scheduling Order shall specifically approve and provide for the payment of the Termination Fee as set forth herein. For the avoidance of doubt, the Buyer shall not be entitled to a Termination Fee if it has received the Break-Up Fee.

                  12.2. Purchase Price Deposit. (a) On or before May 2, 2000, the Buyer shall deposit the sum of $5 million (the "Purchase Price Deposit") into the Deposit Escrow Account; provided, that the Buyer shall not be required to make such deposit if the Seller is in breach of its obligations under this Agreement or the Buyer has terminated this Agreement pursuant to Section 11.1(b).

                  (b) If the Buyer terminates this Agreement pursuant to Section 11.1(b), if this Agreement is terminated pursuant to Section 11.1(a) or 11(d), or if the Parent terminates this Agreement pursuant to Section 11.1(c)(iii) or pursuant to Section 11.1(c)(i) or 11.1(c)(ii) (but only by reason of the failure of the conditions set forth in Section 8.5, 8.8 or 8.9 to have been satisfied), the Purchase Price Deposit will be refunded, together with all interest earned on the Purchase Price Deposit to the Buyer. If the Parent terminates this Agreement pursuant to Section 11.1(c)(i) or 11.1(c)(ii) (other than by reason of the failure of the conditions set forth in Section 8.5, 8.8 or 8.9 to have been satisfied), the Parent shall have the right to receive the Purchase Price Deposit and any interest thereon. If, however, the Closing is consummated, the Purchase Price Deposit, together with any interest thereon, shall be applied to the Purchase Price.

     12.3. Notices. All notices, demands and other communications hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally, if sent by overnight courier, or sent by written telecommunication, as follows:

         If to any Seller or the Parent, to

                  Datapoint Corporation
                  717 Fifth Avenue, 15th Floor
                  New York, New York 10022
                  Attention:  Gerald N. Agranoff, Esq.
                  Fax:  (212) 750-9329
                  Tel:  (212) 371-7713

         with a copy sent contemporaneously to:

                  Joshua J. Angel, Esq.
                  Angel & Frankel, P.C.
                  460 Park Avenue, 8th Floor
                  New York, New York 10022
                  Fax:  (212) 752-8393
                  Tel.  (212) 752-8000

         If to the Buyer, to:

                  Datapoint Newco 1 Limited
                  c/o Alchemy Partners
                  20 Bedfordbury
                  London WC2N 4BL
                  England
                  Attention:  Mr. Robert Barnes
                  Fax:  (44-207) 240-9594
                  Tel:  (44-207) 240-9596

         with copies sent contemporaneously to:

                  White & Case LLP
                  1155 Avenue of the Americas
                  New York, NY  10036
                  Attention:  Timothy B. Goodell, Esq.
                  Fax:  (212) 354-8113
                  Tel:  (212) 819-8200

                  and to
                  Macfarlanes
                  10 Norwich Street
                  London EC4A 1BD
                  England
                  Attention:  Charles Martin, Esq.
                  Fax:  (44-207) 831-9607
                  Tel:  (44-207) 831-9222

         Any such notice shall be effective (a) if delivered personally, when received, (b) if sent by overnight courier, when receipted for, and (c) if sent by written telecommunication, when dispatched.

         12.4. Entire Agreement. This Agreement, together with the Exhibits, Schedules, Disclosure Schedule and letters dated the date hereof between the parties, contains the entire understanding of the parties, supersedes all prior agreements and understandings relating to the subject matter hereof and shall not be amended except by a written instrument hereafter signed by all of the parties hereto.

     12.5. Governing Law. The validity and construction of this Agreement shall be governed by the internal laws (and not the choice-of-law rules) of the State of New York.

     12.6.  Sections  and  Section  Headings.   The  headings  of  sections  and
subsections are for reference only and shall not limit or control the meaning thereof.

         12.7. Assigns. This Agreement, together with the Exhibits, Schedules and Disclosure Schedule, shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor the obligations hereunder of the Buyer on the one hand, or the Parent or any Seller on the other hand, shall be assignable or transferable by any such party without the prior written consent of the Buyer, in the case of any such assignment or transfer by the Parent or any Seller, or the Parent, in the case of any such assignment or transfer by the Buyer; provided, however, that nothing contained in this Section 12.7 shall prevent the Buyer, without the consent of the Parent, (a) from transferring or assigning this Agreement or its rights or obligations hereunder to another Person or Persons controlling, under the control of, or under common control with, the Buyer, but no such transfer or assignment made pursuant to clause (a) shall relieve the Buyer of its obligation under this Agreement.

         12.8. Severability. In the event that any covenant, condition, or other provision herein contained is held to be invalid, void, or illegal by any court of competent jurisdiction, the same shall be deemed to be severable from the remainder of this Agreement and shall in no way affect, impair, or invalidate any other covenant, condition, or other provision contained herein.

     12.9. Further Assurances. The parties agree to take such reasonable steps and execute such other and further documents as may be necessary or appropriate to cause the terms and conditions contained herein to be carried into effect.

         12.10. No Implied Rights or Remedies. Except as otherwise expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any Person other than the Parent, the Sellers and the Buyer and their respective shareholders, any rights or remedies under or by reason of this Agreement.

     12.11.   Counterparts.   This   Agreement   may  be  executed  in  multiple
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         12.12. Public Statements or Releases. Each of the parties hereto agrees that prior to the filing of the Scheduling Motion, no party to this Agreement will make, issue or release any public announcement, statement or acknowledgment of the existence of, or reveal the status of, this Agreement or the transactions provided for herein, without first obtaining the consent of the other parties hereto. Nothing contained in this Section 12.12 shall prevent either party from making such disclosures as such party may consider necessary after consultation with the other parties in order to obtain financing for the transactions contemplated hereby or to satisfy such party's legal or contractual obligations.

         12.13. Business Records. After the Closing Date, (a) the Buyer, the Sellers and the Parent shall cooperate with each other in the conduct of any audit or other proceedings with respect to any Tax matters involving the Companies, and (b) the Buyer shall retain or cause to be retained all books and records relating to the Companies for any period ending on or before the Closing Date until the expiration of the applicable Tax statute of limitations (giving effect to any and all extensions and waivers). In addition, the Buyer acknowledges that the Sellers may from time to time require access to or copies of the business records of the Companies in connection with Tax or other matters, and the Buyer agrees that upon reasonable prior notice from any Seller, it will, during normal business hours, provide such Seller with either access to or, at the Buyer's option, copies of such records for such purposes. The Sellers agree to hold any confidential information so provided in confidence and to use such information only for the purposes described above.

         13.      TAX MATTERS.

         13.1. Amended Returns. None of the Sellers or the Parent shall file or cause to be filed any amended Return or claim for refund that in any way relates to the Companies or the Acquired Assets without the prior written consent of the Buyer, which consent shall not be unreasonably withheld.

         13.2. Post-Signing Tax Items. The Sellers and the Parent, jointly and severally, covenant and agree that, from and after the date of this Agreement and until the Closing Date, (i) to prepare all Returns of the Datapoint Entities that in any way relate to the Companies or the Acquired Assets in a manner which is consistent with the past practices of the Datapoint Entities with respect to the treatment of items on such Returns; (ii) to refrain from incurring any material liability for Taxes that in any way relate to the Companies or the Acquired Assets other than in the ordinary course of business; (iii) to refrain from entering into any settlement or closing agreement with a taxing authority that materially affects or may materially affect the Tax liability of the Buyer or any Company or any affiliate of the foregoing or with respect to any Acquired Assets for any period ending after the Closing Date.

         13.3 FIRPTA Certificates. On the Closing Date, (i) the Parent and each Seller shall provide the Buyer, dated as of the Closing Date and as required by
Section 1445 of the Code and Treasury Regulations thereunder, with a statement prepared by the Company of which the Parent or a Seller is selling Shares, that such Company is not and never has been a "United States real property holding corporation," as defined under Section 897(c)(2) of the Code, and (ii) Parent shall provide the Buyer, dated as of the Closing Date and as required by Section 1445 of the Code and Treasury Regulations thereunder, with a statement that it is not a "foreign person" within the meaning of Section 1445 of the Code.

         14.      CERTAIN DEFINITIONS

     (a) As used herein the following terms not otherwise defined have the following respective meanings:

         "Acquisition Proposal" shall mean a proposal relating to any merger, consolidation, business combination, sale or other disposition of the Shares or any assets of the Companies (other than in the ordinary course of business to the extent otherwise permitted by this Agreement) by any Person other than the Buyer or any assignee of the Buyer.

         "Affiliate" shall mean, as to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person, and shall include (a) any other Person who is a director or beneficial holder of at least 10% of any class of the then outstanding capital stock (or other shares of beneficial interest) and Family Members of such Person, (b) any other Person of which such Person or an Affiliate of the kind listed in clause (a) above shall, directly or indirectly, either beneficially own at least 10% of any class of the then outstanding capital stock (or other shares of beneficial interest) or constitute at least a 10% equity participant, and (c) in the case of a specified Person who is an individual, Family Members of such Person.

         "Alternative Transaction" shall mean a transaction contemplated by an Acquisition Proposal, or a plan of reorganization of the Parent that does not involve the sale of the Shares to the Buyer.

         "Approval Order" shall mean the order of the Bankruptcy Court, substantially in the form of Exhibit G hereto, pursuant to Sections 363 and 364 and 1146(c) of the Bankruptcy Code (i) approving this Agreement (ii) approving the sale of the Shares and the Acquired Assets free and clear of all liens, claims and encumbrances pursuant to Section 363(f) of the Bankruptcy Code, and
(iii) approving the assumption, and assignment to the Buyer, of the contracts set forth on Exhibit A-1 attached hereto, and (iv) finding that the Buyer is a good faith purchaser entitled to the protections of Section 363(m) of the Bankruptcy Code.

     "Bankruptcy Code" shall mean the Bankruptcy Reform Act of 1978, Title 11, United States Code, 11 U.S.C.ss.ss.101, et. seq., as amended.

         "Bankruptcy Court" shall mean the United States Bankruptcy Court for the Southern District of New York.

         "Bidding Procedures" shall mean the procedures set forth in the Scheduling Order pursuant to which Acquisition Proposals may be solicited, made and accepted.

         "Business Day" shall mean each day other than a Saturday, Sunday or day on which banks in London or The City of New York are authorized or required by law to be closed.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

         "Datapoint Germany I GmbH" shall mean Datapoint Deutschland GmbH.

         "Datapoint Germany II GmbH" shall mean a corporation to be organized under the laws of Germany to which certain property of Datapoint Germany I GmbH will be transferred.

         "Debtor" shall mean the Parent.

         "Deposit Escrow Account" shall mean the account denominated as such in the Escrow Agreement.

         "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued under any such Environmental Law, (for purposes of this definition, "Claims") including, without limitation (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims, by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

         "Environmental Law" shall mean any federal, state, local or foreign statute, law, rule, regulation, ordinance, guideline, policy or rule of common law in effect, and in each case as amended as of the Closing date, and any judicial or administrative interpretation as of the Closing Date, including without limitation, any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder.

         "Escrow Agent" shall mean the Person named as such in the Escrow Agreement.

         "Escrow Agreement" shall mean the Escrow Agreement to be entered into among the Buyer, the Parent, the Sellers and the Escrow Agent.

         "European Operations" shall mean the business in the Designated Industry carried on in Europe by the Parent or any of its Subsidiaries.

         "Executive Officer" of a particular Person shall mean the Chief Executive Officer, President or Chief Financial Officer of such Person.

         "Family Member" as applied to any individual, shall mean any parent, spouse, child, spouse of a child, brother or sister of the individual, and each trust created for the benefit of one or more of such Persons, and each custodian of property of one or more such Persons.

         "Final Order" shall mean an order of the Bankruptcy  Court as to which:
(a) the time to file an appeal, motion or petition for review or rehearing or petition for certiorari has expired and no timely filed appeal or petition for review, rehearing, remand or certiorari is pending; (b) any appeal taken or petition for certiorari filed has been resolved by the highest court to which the order or judgment was appealed or from which review, rehearing or certiorari was sought; and (c) with respect to the Scheduling Order and the Approval Order no stay has been obtained.

         "Foreign Collectively Bargained Employee Benefit Plan" shall mean each Foreign Employee Benefit Plan which is not a Foreign Governmental Employee Benefit Plan and which is sponsored by any Person other than a Company or any of its Subsidiaries.

         "Foreign Employee Benefit Plan" shall mean each employee benefit plan; employment, bonus, incentive, stock purchase and stock option plan, program, agreement or arrangement; and each severance, termination pay, salary continuation, retention, accrued leave, vacation, sick pay, sick leave, medical, life insurance, disability, accident, profit-sharing, fringe benefit, pension, deferred compensation or other retirement or superannuation plan, fund, program, agreement, commitment or arrangement sponsored, established, maintained or contributed to, or required to be contributed to, or with respect to which any liability is borne, outside the fifty states of the United States of America, by a Company or any of its Subsidiaries, including, without limitation, any such plan, fund, program, agreement or arrangement sponsored by a government or governmental entity.

         "Foreign Governmental Employee Benefit Plan" shall mean any Foreign Employee Benefit Plan sponsored by a government or governmental entity.

         "Hazardous Materials" shall mean (i) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (ii) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous substances," "restricted hazardous wastes," "toxic substances," "pollutants," "toxic pollutants," or words of similar import, under any applicable Environmental Law; and (iii) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority.

         "Indebtedness" as applied to any Person, shall mean (a) all indebtedness of such Person for borrowed money, whether current or funded, or secured or unsecured, (b) all indebtedness of such Person for the deferred purchase price of property or services represented by a note, (c) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (d) all indebtedness of such Person secured by a purchase money mortgage or other lien to secure all or part of the purchase price of property subject to such mortgage or lien, (e) all obligations under leases which shall have been or must be, in accordance with generally accepted accounting principles, recorded as capital leases in respect of which such Person is liable as lessee, (f) any liability of such Person in respect of banker's acceptances or letters of credit, (g) all interest, fees and other expenses owed with respect to indebtedness described in the foregoing clause (a), (b), (c), (d),
(e) or (f) above, and (h) all indebtedness  referred to in clause (a), (b), (c),
(d), (e), (f) or (g) above which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

         "Intellectual Property" shall mean all domestic and foreign patents, patent applications, trademarks, service marks and other indicia of origin, trademark and service mark registrations and applications for registrations thereof, copyrights and applications for registration thereof, Internet domain names and universal resource locators ("urls"), inventions (whether or not patentable), invention disclosures, moral and economic rights of authors and inventors (however denominated), technical data, customer lists, corporate and business names, trade names, trade dress, brand names, know how, formulae, methods (whether or not patentable), designs, processes, procedures, technology, source codes, object codes, computer software programs, databases, data collectors, technology, and other proprietary information or material of any type, whether written or unwritten owned by the Company (or the Parent as regards Intellectual Property used or proposed to be used by the Parent in connection with the European Operations) or used in connection with the business of the Company (or the Parent as regards Intellectual Property used or proposed to be used by the Parent in connection with the European Operations), and all improvements and refinements of any of the foregoing.

         "Intercompany Accounts" shall mean all intercompany accounts between any Seller and/or the Parent, on the one hand, and any of the Companies, on the other hand.

         "IRS" shall mean the Internal Revenue Service.

         "Material Adverse Effect" shall mean a material adverse effect on the business, operations, performance, properties, assets, liabilities, prospects or condition (financial or otherwise) of any Company or all of the Companies taken as a whole.

         "Person" shall mean corporation, an association, a partnership, an organization, a business, an individual, a limited liability company, a government or political subdivision thereof or a governmental agency.

         "Purchase Price Adjustment Escrow Account" shall mean the account designated as such in the Escrow Agreement.

         "San Antonio Lease" shall mean the Lease Agreement dated October 27, 1997 between S.P. Plaza, L.C., as lessor, and the parent, as Lessee.

         "San Antonio Office" shall mean the building located at 8410 Datapoint Drive in San Antonio, TX, currently leased to the Parent pursuant to the San Antonio Lease.

         "Scheduling Order" shall mean the order of the Bankruptcy Court (i) approving the form of this Agreement pending the hearing on the Approval Order,
(ii) setting a deadline for the filing of objections to the entry of the Approval Order, (iii) scheduling the hearing on the Approval Order, (iv) approving the Breakup Fee and the Termination Fee and (v) approving the Bidding Procedures, all substantially on the terms set forth in Exhibit H annexed hereto.

         "Subsidiary" shall mean, with respect to any Person, any corporation a majority (by number of votes) of the outstanding shares of any class or classes of which shall at the time be owned by such Person or by a Subsidiary of such Person, if the holders of the shares of such class or classes (a) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or persons performing similar functions) of the issuer thereof, even though the right so to vote has been suspended by the happening of such a contingency, or (b) are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the issuer thereof, whether or not the right so to vote exists by reason of the happening of a contingency.

         "Taxes" shall mean all taxes, assessments, charges, duties, fees, levies or other governmental charges, including, without limitation, all United States Federal, state, local, non-U.S. and other income, franchise, profits, capital gains, capital stock, transfer, value added, sales, use, occupation, property, excise, severance, windfall profits, stamp, license, payroll, withholding and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever including all social insurance premiums and contributions, (whether payable directly or by withholding and whether or not requiring the filing of a Return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest and shall include any liability for such amounts as a result either of being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any person or other entity.

         "Transaction   Documents"   shall  mean  this  Agreement,   the  Escrow
Agreement, the Name Change Certificates, the Datapoint License, the Name Assignment, the Scheduling Order and the Approval Order.

         "UK Pension Fund Escrow Account" shall mean the account denominated as such in the Escrow Agreement.

         "U.S. Employee Benefit Plans" shall mean (i) "employee benefit plans," within the meaning of Section 3(3) of ERISA; (ii) bonus, stock option, stock purchase, restricted stock, incentive, fringe benefit, VEBA, profit-sharing, pension, or retirement, deferred compensation, medical, life insurance, disability, accident, salary continuation, severance, accrued leave, vacation, sick pay, sick leave, supplemental retirement and unemployment benefit plans, programs, arrangements, commitments and/or practices (whether or not insured); and (iii) employment, consulting, termination, and severance contracts or agreements; in each case for active, retired or former employees or directors, whether or not any such plans, programs, arrangements, commitments, contracts, agreements and/or practices (referred to in (i), (ii) or (iii) above) are in writing or are otherwise exempt from the provisions of ERISA; that have been established, maintained or contributed to (or with respect to which an obligation to contribute has been undertaken) or with respect to which any potential liability is borne, in such case, within the fifty states of the United States of America by the Parent, any Seller, or any of their Affiliates (including any predecessors to the Parent, any Seller, or any of their Affiliates and all employers (whether or not incorporated) that would be treated together with the Parent, any Seller, or any of their Affiliates as a single employer within the meaning of Section 414 of the Code, since January 1, 1993.

         "VEBA" shall have the meaning set forth in section 501(c)(9) of the Code.

         (b) All references in this Agreement to any legal term or concept (including, without limitation, those with respect to any action, remedy, method of judicial proceeding, document, statute, court official, governmental authority or agency) shall in respect of any jurisdiction other than the United State of America be construed as references to the term or concept which most nearly corresponds to it in that jurisdiction.

         (c) For purposes of Articles 4 and 10 hereof, as to any Company, each entity set forth opposite the name of such Company under the heading "Seller" on Schedule E hereto shall constitute and be deemed a "Seller" of such Company.


         (d) For the purposes of Articles 4, 6, 7, 9 and 13 hereof, references to "Companies", "Company", "Datapoint Entities" or "Datapoint Entity" shall be deemed to include references to Datapoint Germany I GmbH and, upon its creation, to Datapoint Germany II GmbH, and, for the avoidance of doubt, references to the "Sellers" or a "Seller" shall be deemed to include references to Datapoint Germany I GmbH.

         IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Agreement to be duly executed and delivered as a sealed instrument as of the date and year first above written.


                            BUYER:

                            DATAPOINT NEWCO 1 LIMITED



                            By:__/s/ David Berger___________
                              Name: David Berger
                              Title: Director


                            SELLERS:

                            DATAPOINT INTERNATIONAL, INC.



                            By:__/s/ Gerald N. Agranoff______
                              Name:  Gerald N. Agranoff
                              Title: Vice President


                            DATAPOINT INTERNATIONAL INVESTMENTS, INC.

                            By:__/s/ Gerald N. Agranoff______
                              Name:  Gerald N. Agranoff
                              Title: Vice President


                            INFOREX INTERNATIONAL, INC.



                            By:__/s/ Gerald N. Agranoff______
                              Name:  Gerald N. Agranoff
                              Title: Vice President

                            DATAPOINT HOLDINGS, LTD.



                            By:__/s/ Gerald N. Agranoff______
                              Name:  Gerald N. Agranoff
                              Title: Director


                            DATAPOINT INTERNATIONAL HOLDINGS, INC.



                            By:__/s/ Gerald N. Agranoff______
                              Name:  Gerald N. Agranoff
                              Title: Vice President



                            DATAPOINT DEUTSCHLAND GMBH



                            By:__/s/ Gerald N. Agranoff______
                              Name:  Gerald N. Agranoff
                              Title:  Managing Director


                            PARENT:

                            DATAPOINT CORPORATION



                            By:__/s/ Gerald N. Agranoff______
                              Name:  Gerald N. Agranoff
                              Title: Vice President

                                   Schedule A

                                     Sellers

Datapoint Corporation
Datapoint International, Inc.
Datapoint International Investments, Inc.
Inforex International, Inc.
Datapoint Holdings, Ltd.
Datapoint International Holdings, Inc.
Datapoint Germany I GmbH

                                   Schedule B

                                    Companies

Datapoint Belgium S.A.
Datapoint S.A. (France)
Datapoint Beheer B.V.
Datapoint Italia S.P.A.
Datapoint Iberica S.A. (Spain)
Datapoint Svenska AB (Sweden) (including Datapoint Norway)
Datapoint U.K. Ltd.
Datapoint Germany II GmbH
Datapoint (Schweiz) A.G.
Datapoint Export S.A.R.L. (France)

                               TABLE OF CONTENTS


                                                                          Page



1.       PURCHASE AND SALE....................................................2

   1.1.  Purchase and Sale....................................................2
   1.2.  Purchase Price.......................................................3
   1.3.  Adjustment to Purchase Price.........................................3
   1.4.  Dispute and Resolution...............................................3
   1.5.  Allocations..........................................................4

2.       LICENSING AND OTHER MATTERS..........................................4

   2.1.  Datapoint Name.......................................................4
   2.2.  Acquired Assets......................................................5
   2.3.  Outstanding Ancillary Issues.........................................5

3.       CLOSING..............................................................5

   3.1.  Time and Place.......................................................5
   3.2.  Transactions at Closing..............................................5

4.       REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE
         SELLERS .............................................................6

   4.1.  Organization of Companies; Authority.................................6
   4.2.  Corporate Approval; Binding Effect...................................6
   4.3.  Subsidiaries.........................................................6
   4.4.  Capitalization.......................................................6
   4.5.  Title to Stock and Acquired Assets, Liens, etc.......................7
   4.6.  Non-Contravention....................................................7
   4.7.  Governmental Consents; Transferability of Licenses, Etc..............7
   4.8.  Financial Statements.................................................8
   4.9.  Indebtedness.........................................................8
   4.10. Litigation, Etc......................................................8
   4.11. Conformity to Law....................................................9
   4.12. Title to Assets......................................................9
   4.13. Real Property and Environmental Matters..............................9
   4.14. Equipment...........................................................11
   4.15. Insurance...........................................................11
   4.16. Contracts...........................................................12
   4.17. Compensation of and Contracts with Employees........................13
   4.18. Employee Benefit Plans..............................................13
   4.19. Labor Relations.....................................................16
   4.20. Trademarks, Patents, Etc............................................16
   4.21. Suppliers and Customers.............................................17
   4.22. Accounts Receivable.................................................17
   4.23. No Undisclosed Liabilities..........................................18
   4.24. Taxes...............................................................18
   4.25. Ancillary Assets and Business.......................................19
   4.26. Broker..............................................................19
   4.27. Potential Conflicts of Interest.....................................20
   4.28. Bank Accounts, Signing Authority, Powers of Attorney................20
   4.29. Minute Books........................................................20
   4.30. Sophistication of the Sellers and the Parent........................20
   4.31. No Changes Since Balance Sheet Date.................................20
   4.32. Acquired Assets.....................................................21
   4.33. Disclosure..........................................................21

5.       REPRESENTATIONS AND WARRANTIES OF THE BUYER.........................21

   5.1.  Organization of Buyer; Authority....................................21
   5.2.  Corporate Approval; Binding Effect..................................21
   5.3.  Non-Contravention...................................................22
   5.4.  Governmental Consents...............................................22
   5.5.  Broker..............................................................22
   5.6.  Sophistication of the Buyer.........................................22

6.       CONDUCT OF BUSINESS PENDING CLOSING.................................22

   6.1.  Conduct of Business.................................................22
   6.2.  Review of the Company...............................................23
   6.3.  Exclusive Dealing...................................................23
   6.4.  Consents of Third Parties...........................................24
   6.5.  Satisfaction of Conditions Precedent................................24
   6.6.  Bankruptcy Court and French Commercial Court Approval...............24

7.       CONDITIONS PRECEDENT TO THE BUYER'S OBLIGATIONS.....................24

   7.1.  Representations and Warranties True at Closing......................25
   7.2.  Compliance with Agreement...........................................25
   7.3.  No Material Adverse Change..........................................25
   7.4.  Closing Certificates................................................25
   7.5.  Opinion of Counsel..................................................25
   7.6.  Approvals...........................................................25
   7.7.  No Litigation.......................................................25
   7.8.  Scheduling Order/Approval Order.....................................26
   7.9.  Datapoint Name......................................................26
   7.10. Consents of Third Parties...........................................26
   7.11. Proceedings and Documents Satisfactory..............................26
   7.12. Termination of Intercompany Accounts................................26
   7.13. Assignment of Confidentiality Agreement.............................26
   7.14. Termination of Agreements...........................................26
   7.15. Resolution of Outstanding Ancillary Issues..........................26
   7.16. Completion of Due Diligence.........................................26
   7.17. Transaction Documents and Related Items.............................27

8.       CONDITIONS PRECEDENT TO THE PARENT'S AND THE SELLERS' OBLIGATIONS...27

   8.1.  Representations and Warranties True at Closing......................27
   8.2.  Compliance with Agreement...........................................27
   8.3.  Closing Certificate.................................................27
   8.4.  Opinion of Counsel..................................................27
   8.5.  No Litigation.......................................................27
   8.6.  Documents Satisfactory..............................................27
   8.7.  Datapoint License...................................................28
   8.8.  Resolution of Outstanding Issues....................................28
   8.9.  Approval Order......................................................28
   8.10. Transaction Documents...............................................28

9.       CERTAIN COVENANTS...................................................28

   9.1.  Confidentiality.....................................................28
   9.2.  Non-Competition.....................................................28
   9.3.  Remedies............................................................29
   9.4.  San Antonio Real Property and Employees.............................29

10.      INDEMNIFICATION.....................................................30

   10.1.  Breach by the Sellers or the Parent................................30
   10.2.  Limitation on Seller/Parent Losses.................................30
   10.3.  Breach by the Buyer................................................30
   10.4.  Limitations on Buyer Losses........................................30
   10.5.  Survival...........................................................30
   10.6.  Indemnity in Respect of Real Property..............................31

11.      TERMINATION OF AGREEMENT............................................31

   11.1.  Termination........................................................31
   11.2.  Effect of Termination..............................................32
   11.3.  Break-Up Fee.......................................................32
   11.4.  Termination of Certain Agreements..................................32

12.      GENERAL.............................................................33

   12.1.  Expenses...........................................................33
   12.3.  Notices............................................................34
   12.4.  Entire Agreement...................................................35
   12.5.  Governing Law......................................................35
   12.6.  Sections and Section Headings......................................35
   12.7.  Assigns............................................................35
   12.8.  Severability.......................................................35
   12.9.  Further Assurances.................................................35
   12.10. No Implied Rights or Remedies......................................36
   12.11. Counterparts.......................................................36
   12.12. Public Statements or Releases......................................36
   12.13. Business Records...................................................36

13.      TAX MATTERS.........................................................36

   13.1.  Amended Returns....................................................36
   13.2.  Post-Signing Tax Items.............................................36
   13.3.  FIRPTA Certificates................................................37

14.      CERTAIN DEFINITIONS.................................................37


SCHEDULES

         Schedule A  Sellers
         Schedule B  Companies
         Schedule C  Ownership of Shares
         Schedule D  San Antonio Employees
         Schedule E  Direct/Indirect Ownership of Companies
         [Schedule F  Budget]

EXHIBITS

         Exhibit A  ACQUIRED ASSETS
         Exhibit B  PRO FORMA BALANCE SHEET
         Exhibit C  UK PENSION PLAN
         Exhibit D  GERMANY
         Exhibit E FORM OF DATAPOINT ENTITIES' COUNSEL OPINION(S) Exhibit F FORM OF MACFARLANES AND WHITE & CASE LLP OPINIONS Exhibit G APPROVAL ORDER
         Exhibit H  SCHEDULING ORDER

                                      Exhibit 99 - Press Release of Registrant




Contact:                                                Sharon P. Riggs
                                                        Datapoint Corporation
                                                        (212) 371-7719

         DATAPOINT CORPORATION ENTERS INTO AGREEMENT TO SELL OPERATIONS;
                   FILES REORGANIZATION PROCEEDING IN DELAWARE

         SAN ANTONIO, Texas, May 3,  2000......Datapoint  Corporation (EBB:DTPT)
announced today that it has entered into a Stock Purchase Agreement to sell its global operations (other than its e-commerce initiative described below), including the "Datapoint" name, for $49.5 million in cash and the assumption of net liabilities of $10 million. A $5 million down payment was placed in escrow by the purchaser. The purchaser is a newly formed entity that will combine CallCentric Ltd., a European based company that provides call center solutions, and Datapoint's operations. The purchase price is funded by Alchemy Partners, who were advised by KPMG Corporate Finance.

         The transaction is expected to be completed as part of a reorganization of Datapoint Corporation under Chapter 11 of the Bankruptcy Code of the United States. A petition for reorganization has been filed today in the United States Bankruptcy Court for the District of Delaware. The Company also has entered into a non-binding agreement in principle with an informal committee (the "Committee") formed by a majority of the holders of its outstanding 8 7/8% debentures due June 1, 2006 that provides for the allocation of the sale proceeds between the Company and its creditors, as well as equity distributions to bondholders and existing common and preferred shareholders. The Company expects to file a "Plan and Disclosure Statement" detailing the treatment of all creditors and holders of equity within 30 days.


         The sale of the Company's operations is consistent with the Company's direction to focus its efforts and resources on acquiring, developing and marketing software with Internet and e-commerce applications. The Company's recent acquisition of CoreByte, Inc. highlights this effort. The CoreByte subsidiary specializes in the development of modular, web-based messaging and collaboration software. All the fully integrated features of CoreByte include e-mail, instant messenger, calendar, task manager, address book, notepad, links manager and file manager. CoreByte's communications and data management software is both powerful and inexpensive, thereby meeting the needs of the smallest business to the largest enterprise. It is fully customizable at any level and the interface can be designed to suit the branding needs of a business and/or can support advertising in a branded online community hosted by network service providers (www.corebyte.com).



         With its U.S. headquarters in San Antonio, Texas, and international headquarters in Paris, France, the Corporation is a recognized innovator in modern networking infrastructure. The Corporation specializes in the design integration and maintenance of data, voice and networking communication solutions, including call center and computer-telephony integration (CTI).



         This press release and the materials referred to hereby contain forward-looking statements regarding the Company's business and future plans of operations. When used herein, the words "intends," "expects," "plans," "estimates," "projects," "believes," "anticipates," "contemplates," "represents" and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties. These and other important factors, including those set forth in the Company" Annual and Quarterly Reports on Form 10-K and Form 10-Q (available to the public at ww.sec.gov), may cause the actual results and performance to differ materially from the future results expressed in or implied by such forward-looking statements. The forward-looking statements contained in this press release speak only as of the date hereof and the Company disclaims any obligation to provide public updates, revisions or amendments to any forward-looking statements made herein to reflect changes in the Company's expectations or future events.



                                      #####